REVISED MINERAL RESOURCE ESTIMATE

DANA LAKE & LISMER'S RIDGE DEPOSITS

(INCORPORATING PHASE VI DRILLING)

RIVER VALLEY PGM PROJECT, ONTARIO

FOR

PACIFIC NORTH WEST CAPITAL CORP.

(As of April 30, 2004)

Vancouver, BC		I.S. Thompson, P.Eng
June 10, 2004	Derry, Michener, Booth & Wahl Consultants Ltd.
Ronald G. Simpson, P.Geo
William R. Gilmour, P.Geo
Reproduction of this report, in whole or in part, is not permitted without the prior written consent of Derry, Michener, Booth & Wahl.

Derry, Michener, Booth & Wahl Consultants Ltd.

		TABLE OF CONTENTS
1	SUMMARY		7
2	INTRODUCTION AND TERMS OF REFERENCE / DISCLAIMER		9
	2.1	INTRODUCTION AND TERMS OF REFERENCE	9
	2.2	DISCLAIMER	10
3	DRILLING		11
	3.1	INTRODUCTION	11
	3.2	DRILL HOLE SURVEYING	12
4	SAMPLE COLLECTION & SECURITY, PREPARATION & ANALYSES, AND QUALITY CONTROL
PROCEDURES			19
	4.1	INTRODUCTION	19
	4.2	SAMPLE COLLECTION AND SECURITY	19
	4.3	SAMPLE PREPARATION AND ANALYSES - PRIMARY LABORATORY	20
	4.4	STANDARD SAMPLES	21
	4.4.1	Standards: Production of Standards	21
	4.4.2	Standards: Round-Robin Analysis	21
	4.4.3	Standards: Discussion of Round-Robin Analysis	22
	4.4.4	Standards: Determination of Acceptable Limits in PFN Standard	24
	4.4.5	Standards: Acceptable Limits in SGS (XRAL) Standards	26
	4.4.6	Standards: Inserting PFN Standards into Sample Stream	27
	4.4.7	Standards: XRAL Standards in the Sample Stream	27
	4.4.8	Standards: Use of PFN Standards to Evaluate Accuracy	28
	4.4.9	Standards: Use of XRAL Standards to Evaluate Accuracy	30
	4.5	BLANK SAMPLES	31
	4.5.1	Blanks: Sample Sequence Plots	31
	4.5.2	Blanks: Discussion	31
	4.5.3	Blanks: Recommendations	31
	4.6	DUPLICATE SAMPLES	32
	4.6.1	Core Duplicates	32
	4.6.2	Reject Duplicates	33
	4.6.3	Pulp Duplicates	33
	4.6.4	Duplicates: Recommendations	34
	4.7	CHECK SAMPLES	35
	4.7.1	Check Samples: Inter-Laboratory Duplicate Samples	35
	4.7.2	Check Samples: Check Laboratories Duplicate Samples	36
	4.7.3	Check Samples: Discussion	36
	4.7.4	Check Samples: Recommendations	36
	4.8	SUMMARY OF SIGNIFICANT CONCLUSION AND RECOMMENDATIONS	37
5	DATA VERIFICATION AND DUE DILIGENCE		38
6	MINERAL RESOURCE ESTIMATION		39

Derry, Michener, Booth & Wahl Consultants Ltd.

	6.1	INTRODUCTION	39
	6.2	DISCLAIMER	39
	6.3	ESTIMATION AND MODELLING TECHNIQUES	39
	6.4	CUT-OFF PARAMETERS	41
	6.5	TONNAGE FACTOR	41
	6.6	CLASSIFICATION OF RESOURCES	41
7	MINERAL RESOURCES OF RIVER VALLEY PGM PROJECT		45
	7.1	DANA NORTH ZONE	45
	7.1.1	Zone Geometry and Continuity	45
	7.1.2	Statistics	45
	7.1.3	Dana North Resource Estimate	47
	7.2	DANA SOUTH ZONE	49
	7.2.1	Zone Geometry and Continuity	49
	7.2.2	Statistics	50
	7.2.3	Dana South Resource Estimate	51
	7.3	MINERAL RESOURCES OF THE DANA LAKE DEPOSIT	54
	7.4	LISMER'S RIDGE DEPOSIT	55
	7.4.1	Geometry and Continuity	55
	7.4.2	Statistics	56
	7.4.3	Lismer's Ridge Resource Estimate	57
	7.5	V ARLEY DEPOSIT	60
	7.5.1	Geometry and Continuity	60
	7.5.2	Statistics	61
	7.5.3	Varley Deposit Resource Estimate	62
	7.6	RESOURCE SUMMARY RIVER V ALLEY PGM PROJECT	64
	7.7	CONCLUSIONS	65
8	REFERENCES		66
9	CERTIFICATS		67

Derry, Michener, Booth & Wahl Consultants Ltd.

List of Tables

Table 3.3-1 Dana Deposit Combined Inferred Resource	12
Table 4.4-1 Laboratories used for Round-Robin Analysis	22
Table 4.4-2 Laboratory Bias by Standard, Pt	23
Table 4.4-3 Laboratory Bias by Standard, Pd	23
Table 4.4-4 Laboratory Bias by Standard, Au	23
Table 4.4-5 Number of Outlier Pt-Pd-Au Results by Laboratory and Standard	24
Table 4.4-6 Summary Statistics, Round-Robin Analysis, Pt	24
Table 4.4-7 Summary Statistics, Round-Robin Analysis, Pd	25
Table 4.4-8 Summary Statistics, Round-Robin Analysis, Au	25
Table 4.4-9 Summary Statistics, Accurassay Testing, Pd, n=155	26
Table 4.4-10 Standards inserted by PFN	27
Table 4.4-11 Standards inserted by XRAL	28
Table 4.4-12 Number of Standards with PFN Determined Over-Limits (high or low)	29
Table 4.4-13 Number of Standards with DMWB Determined Over-Limits (high or low)	29
Table 4.6-1 Core Duplicates, Precision Values, XRAL, n = 259	33
Table 4.6-2 Pulp Duplicates, Precision Values, XRAL, n = 2298	34
Table 4.7-1 Pulp Duplicates, Inter-Laboratory Precision Values, XRAL vs Actlab, n = 1156	35
Table 4.7-2 Pulp Duplicates, Inter-Laboratory Precision ValuesXRAL vs Chemex, n = 1156	35
Table 4.7-3 Pulp Duplicates, Chemex Precision, n = 81	36
Table 6.6-1 Search Parameters used in Block Estimation - Dana Lake and Lismers Ridge	42
Table 6.6-2 Search Parameters used in Block Estimation for Varley	43
Table 7.1-1 Statistics for Dana North Zone composites	46
Table 7.1-2 Dana North Semivariogram Model parameters	46
Table 7.1-3 Dana North Measured Resource	48
Table 7.1-4 Dana North indicated Resource	48
Table 7.1-5 Dana North Measured and Indicated Resource	48
Table 7.1-6 Dana North Inferred Resource	49
Table 7.2-1 Statistics for Dana South Zone composites	50
Table 7.2-2 Dana South Semivariogram Model parameters	51
Table 7.2-3 Dana South Measured Resource	53
Table 7.2-4 Dana South Indicated Resource	53
Table 7.2-5 Dana South Measured and Indicated Resource	53
Table 7.2-6 Dana South Inferred Resource	54
Table 7.3-1 Dana Deposit Combined Measured Resource	54
Table 7.3-2 Dana Deposit Combined Indicated Resource	54
Table 7.3-3 Dana Deposit Combined Measured and Indicated Resource	55

Ta

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.3-4 Dana Deposit Combined Inferred Resource	55
Table 7.4-1 Statistics for Lismer's Ridge composites (after 1 interval capped)	56
Table 7.4-2 Lismer's Ridge Semivariogram Model parameters	58
Table 7.4-3 Lismer's Ridge Deposit - Measured Resource	59
Table 7.4-4 Lismer's Ridge Deposit - Indicated Resource	60
Table 7.4-5 Lismer's Ridge Deposit - Measured and Indicated Resource	60
Table 7.4-6 Lismer's Ridge - Inferred Resource	60
Table 7.5-1 Statistics for Varley composites	61
Table 7.5-2 Varley Deposit - Inferred Resource	63
Table 7.6-1 Summary of In Situ Mineral Resources - River Valley PGM Project	64

List of Figures
Figure 3-1 Location of Mineral Zones and Prospects	15
Figure 3-2 Plan of Dana South drill holes	16
Figure 3-3 Plan of Dana North drill holes	17
Figure 3-4 Plan of Lismer's Ridge drill holes	19
Figure 3-5 Plan of Varley drill holes	20
Figure 6-1 Block Classification - Dana South Zone Cross Section 72000 North	55
Figure 7-1 Log histograms for Pt and Pd in the Dana North Zone	57
Figure 7-2 Block Grade distribution in the Dana North Zone - Cross Section at 72650 North	60
Figure 7-3 Log histograms for Pt and Pd in the Dana South Zone	64
Figure 7-4 Block Grade distribution in the Dana South Zone - Cross Section at 72000 North	66
Figure 7-5 Log histograms for Pt and Pd - Lismer's Ridge Zone	73
Figure 7-6 Block Grade Distribution at Lismer's Ridge - Section 1965 SE	75
Figure 7-7 Log histograms for Pt and Pd c Varley Deposit	78
Figure 7-8 Varley Section 68340 N showing block grade distribution	80
Dana North vertical cross-section 72700N	in map pocket 1

Dana North level plan 250m	in map pocket 2

Dana South vertical cross-section 72025N	in map pocket 3

Dana South level plan 200m	in map pocket 4

Lismer's Ridge vertical cross-section 1415SE	in map pocket 5

Lismer's Ridge vertical cross-section 1945SE	in map pocket 6

Lismer's Ridge level plan 200m north portion	in map pocket 7

Lismer's Ridge level plan 200m south portion	in map pocket 8

Varley vertical cross-section 095B	in map pocket 9

Derry, Michener, Booth & Wahl Consultants Ltd.

APPENDICES

Appendix A	PFN Standards, Round Robin Analysis, Figures 4.4-1 to -18
Appendix B	PFN Standards, Sample Sequence Plots, Figures 4.4-19 to -36
Appendix C	XRAL Standards, Sample Sequence Plots, Figures 4.4-37 to -48
Appendix D	Blank Samples, Sample Sequence Plots, Figures 4.5-1 to -6
Appendix E	Duplicate Core & Pulp Samples, Thompson-Howarth Plots, Figures 4.6-1 to -6
Appendix F	Inter-Laboratory Check Analysis, Thompson-Howarth Plots, Figures 4.7-1 to -9

Derry, Michener, Booth & Wahl Consultants Ltd.

1

SUMMARY

At the request of Pacific North West Capital Corporation (PFN), Derry, Michener, Booth & Wahl Consultants Ltd. (DMBW) have completed a Revised Mineral Resource Estimate, as of April 30, 2004.  This report incorporates the results up to this date from the Phase VI program for the Dana Lake. Lismer's Ridge and Varley deposits at PFN's River Valley Platinum Group Minerals (PGM) Project, Sudbury Mining Division, Ontarifo.  This resource estimate replaces the previous estimate by DMBW, dated October 31, 2002.

Drilling of 416 holes, totalling 83,838 metres, has been carried in six phases between February 28, 2000 and April 30, 2004. This includes 195 holes completed in Phase VI up until April 30, 2004.

This report also includes a complete review of all Phase VI Quality Assurance and Quality Control and describes DMBW's conclusions and recommendations on the QC/QA program.

Although the QC/QA sampling protocol used by PFN for the Phase VI program was less than rigourous, the QC/QA results presented in this report are satisfactory.  In the opinion of DMBW, the deficiencies of the PFN QC/QA procedures do not materially affect the Revised Mineral Resource Estimate.

The Revised Mineral Resource Estimate was made utilizing all data from six phases of drilling.  Outlines of the host breccia unit and mineralization shells, based on a 500 ppb Au + Pt + Pd (3E) cut-off, were prepared manually and imported into SURPAC for creation of a 3 dimensional solid model.  Computer block models were then created for each area and grades were independently interpolated for Au, Pt, and Pd using ordinary kriging.  Grades for Ni and Cu were interpolated using the ID3 method. Categories were assigned conforming to CIMM definitions.  Models were also created of post-mineral dykes in the mineralized area and any blocks falling within these dykes were excluded from the mineral resource.

A new inferred resource was estimated for the recently discovered Varley deposit located southeast of Lismer's Ridge. The model was constrained by a lower-grade shell roughly based on a 200 ppb 3E cut-off. Block grades were estimated using the ID3 method.

In situ, mineral resources in all categories, at a cut-off of 0.7 g/t Pd + Pt (PGE), on PFN's River Valley PGM project are summarized below.  In the estimation no allowance has been made for the respective precious metal prices, or recoveries.

MEASURED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	2,623	0.080	0.428	1.327	0.12	0.02	1.755	1.835	6.8	36.1	111.9	154.8
Dana South	1,496	0.100	0.625	2.122	0.16	0.03	2.747	2.847	4.8	30.1	102.0	136.9
Dana Lake Total	4,119	0.088	0.499	1.616	0.13	0.02	2.115	2.203	11.6	66.1	214.0	291.8
Lismers Ridge	4,411	0.062	0.357	0.982	0.10	0.02	1.339	1.401	8.8	50.6	139.2	198.6
Total	8,530	0.074	0.426	1.288	0.12	0.02	1.714	1.788	20.4	116.8	353.2	490.4

Derry, Michener, Booth & Wahl Consultants Ltd.

INDICATED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	5,881	0.054	0.278	0.777	0.09	0.02	1.055	1.109	10.2	52.6	146.9	209.6
Dana South	3,516	0.071	0.380	1.229	0.11	0.02	1.609	1.680	8.0	42.9	138.9	189.9
Dana Lake Total	9,397	0.060	0.316	0.946	0.10	0.02	1.262	1.322	18.1	95.5	285.8	399.5
Lismers Ridge	7,439	0.046	0.255	0.667	0.08	0.02	0.922	0.968	11.1	61.0	159.4	231.5
Total	16,836	0.054	0.289	0.823	0.09	0.02	1.112	1.166	29.2	156.5	445.3	631.0

MEASURED + INDICATED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	8,504	0.062	0.324	0.947	0.10	0.02	1.271	1.333	17.0	88.6	258.8	364.4
Dana South	5,012	0.079	0.453	1.496	0.13	0.02	1.949	2.028	12.8	73.0	241.1	326.8
Dana Lake Total	13,516	0.068	0.372	1.150	0.11	0.02	1.522	1.590	29.7	161.6	499.7	691.1
Lismers Ridge	11,850	0.052	0.293	0.784	0.09	0.02	1.077	1.129	19.9	111.7	298.6	430.2
Total	25,366	0.061	0.335	0.979	0.10	0.02	1.314	1.375	49.7	273.2	798.3	1121.2

INFERRED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	41	0.035	0.209	0.559	0.07	0.02	0.769	0.803	0.0	0.3	0.7	1.1
Dana South	552	0.047	0.229	0.648	0.08	0.02	0.876	0.923	0.8	4.1	11.5	16.4
Dana Lake Total	592	0.046	0.227	0.642	0.08	0.02	0.869	0.915	0.9	4.3	12.2	17.4
Lismers Ridge	303	0.039	0.219	0.529	0.08	0.02	0.748	0.788	0.4	2.1	5.1	7.7
Varley	2,741	0.051	0.295	0.812	0.07	0.02	1.107	1.158	4.5	26.0	71.5	102.0
Total	3,636	0.049	0.278	0.760	0.07	0.02	1.038	1.087	5.7	32.5	88.9	127.1

Note: Numbers are rounded after calculation

Derry, Michener, Booth & Wahl Consultants Ltd.

3

INTRODUCTION AND TERMS OF REFERENCE / DISCLAIMER

3.1

Introduction and Terms of Reference

At the request of Pacific North West Capital Corporation (PFN), Derry, Michener, Booth & Wahl Consultants Ltd. (DMBW) have completed a Revised Mineral Resource Estimate, as of April 30, 2004. This report incorporates the results from the Phase VI exploration program on PFN's River Valley Platinum Group Minerals (PGM) Project, Sudbury Mining Division, Ontario.

This report also includes a complete review of all Quality Assurance and Quality Control measures enacted by PFN for Phase VI.

DMBW's objective is to prepare a Revised Mineral Resource Estimate Report, in compliance with National Policy 43-101, to accompany three previous Technical Reports:

(i)

Dated March 26, 2001 and submitted by PFN for a listing of the corporation's shares for trading on the Toronto Stock Exchange (TSE);

(i)

Dated October 14, 2001, comprising the initial Mineral Resource Estimate as of September 26, 2001.

(ii)

Dated October 21, 2002, comprising an updated Mineral Resource Estimate as of September 13, 2001.

The River Valley property has been intensively explored for Platinum Group Minerals (PGM) by PFN since optioning it from local prospectors in 1999.  Previous work has comprised; prospecting, stripping, rock sampling, geophysical surveys, geological mapping and five previous phases of diamond drilling totalling 42,760 metres in 221 holes.

Geology and Assay data from the Phase VI drilling program on Dana Lake, Lismer's Ridge and Varley have been added to the previous Phase V drilling data for the current Resource Estimates. All assay, check assay, duplicate, standards and blanks data have been made available in digital form.

In accordance with Instruction #5 in Form 43-101F1, the following sections have been excluded from the current report:

  Property

  Accessibility, Climate, Local Resources, Infrastructure and Physiography

  History

  Geological Setting

  Deposit Types

  Mineralization

  Mineral Processing and Metallurgical Testing

Derry, Michener, Booth & Wahl Consultants Ltd.

Refer to the previous report, dated October 14, 2001 entitled Mineral Resource Estimate of the Dana Lake and Lismer's Ridge Deposits on the River Valley PGM Project, Ontario for Pacific North West Capital Corp. ("the 2001 report") and previous report, dated October 21, 2002 entitled Updated Mineral Resource Estimate of the Dana Lake and Lismer's Ridge Deposits on the River Valley PGM Project, Ontario for Pacific North West Capital Corp. ("the 2002 report").  The appendices to these reports are not repeated.

Full and cooperative discussions were held with Mr. Scott Jobin-Bevans, MSc., P.Geo., formerly Vice President Exploration for PFN, who was the Qualified Person directing the field program. Discussions were also held with Mr. David Lyon, P.Geo. an independent consultant who has been retained to direct the Quality Control & Quality Assurance program for this project.

Mr. R.G.Simpson, P.Geo., an independent consulting geologist and Qualified Person was retained by DMBW to carry out the resource modelling and statistical calculations.

Mr. William R. Gilmour, P.Geo, an independent consulting geologist and a Qualified Person, was retained by DMBW to review and report on sample collection & security, preparation & analysis, and quality control & assurance.

i.1

Disclaimer

During the Phase VI exploration, decisions regarding the QA/QC procedures were made by PFN, and not by DMBW or the author of Section 4 of this report.  DMBW received the pertinent data electronically from PFN, including a May 14, 2003 report by D. Lyon entitled Quality Control Procedures: River Valley and Agnew Lake Exploration Programs, for Pacific North West Capital Corp (PFN) and Anglo Platinum.

QC/QA information for pre-Phase VI exploration is included in the Mineral Resource Estimate Reports dated October 15, 2001 and October 31, 2002, and in Recommendations for QA/QC Procedures dated June 24, 2002, all written by DMBW.

DMBW is unaware of any technical data other than that presented by PFN.

To the best of PFN's knowledge there are no environmental liabilities against the mining claims.

All surface exploration to date on the Phase VI drilling program has been carried out with appropriate work permits from the MNR.  For subsequent surface exploration phases a more elaborate permit may be required.

2

Derry, Michener, Booth & Wahl Consultants Ltd.

3

DRILLING

3.1

Introduction

Drilling of 416 holes, totalling 83,838 metres, has been carried out in six phases between February 28, 2000 and April 30, 2004.  Complete assay data for the Dana lake, Lismer's Ridge and Varley deposits have been released and reviewed for this Resource Estimate Report.

NDS Drilling of Timmins, Ontario, supplied drilling services under contact to PFN for Phases I-IV.  Bradley Bros. Drilling of Noranda was used for Phase V and VI.  All core produced was of NQ diameter.

Phase I to V and early Phase VI drilling was focussed primarily on the Dana Lake and the Lismer's Ridge Area.  Phase VI drilling was later expanded to include several new zones in the central and south-eastern parts of the property (Figure 3-1).  Plans showing the locations of the Dana South and Dana North drill holes are on Figures 3-2 and 3-3 respectively.  A plan of the Lismer's Ridge area drilling is shown on Figure 3-4.  The Varley area drill hole locations are shown on Figure 3-5.

A summary of each phase of drilling is as follows:

Phase I:  This was completed between February 28 and March 19, 2000.  It consisted of 2000 metres in 13 holes and was designed to test the strike and depth of the known surface mineralization at the Dana Lake Area. In addition, the drill program was aimed at testing the correlation between induced polarisation anomalies and subsurface sulphide mineralization.

Phase II:  This was completed between June 12 and July 18, 2000.  2820.8 metres were drilled in 14 holes to further test the strike and depth of known surface mineralization at the Dana Lake Area.

Phase III:  This was completed between September 6 and 25, 2000 and consisted of 1958.50 metres in 13 holes. The program was designed to further test the strike and depth of known surface mineralization at the Dana Lake Area, and to provide an initial test of subsurface mineralization at Lismer's Ridge.

Phase IV:  31 drill holes were completed between February 1 and March 22, 2001 when the program was temporarily shut down for data consolidation.  The program resumed May 14th and 67 more holes were completed by July 25th.  Assay results for the last 14 holes of the total of 98 holes (16012.44 metres) were released September 26, 2001.  This program was designed to increase drill density on the Dana North, Dana South and Lismer's Ridge Zones, thus improving the confidence level, so that an indicated mineral resource could be estimated.

Phase V:

A total of 43 holes were completed on Dana South and Lismer's Ridge between February 28,2002 and March 2, 2002 in the first stage.  The program resumed on April 22,2002 and 33

Derry, Michener, Booth & Wahl Consultants Ltd.

additional holes were completed by July 16, 2002. A total of 7 holes (1302 metres) were drilled in an initial test of the Banshee Zone, located about 600 metres south of the Dana Lake South Zone.

Phase VI:

A total of 107 holes were completed at Dana Lake and Lismer's Ridge between November 7, 2002 and June 26, 2003. Total metres drilled amounted to 25,365. Phase VI drilling continued elsewhere on the property until May, 2004. A summary of the Phase VI drilling up to the end of April 2004 is shown in the following table:

Table - Phase VI Drilling Summary

Deposit / Zone	Holes Drilled	Total Metres
Dana North	54	11,921.25
Dana South	12	2,944.80
Lismer's Ridge	41	10,499.00
Varley	32	5,185.20
Banshee	12	2,273.00
Azen Creek	14	2,880.10
Jackson Flats	13	2,384.00
MacDonald	7	1,170.40
Razor	10	1,820.90
Total	195	41,078.65

Only the drill holes from Dana North, Dana South, Lismer's Ridge and Varley are material to this report.

3.2

Drill Hole Surveying

All drill hole collars are surveyed using a Trimble Pro XRS GPS unit.  Station data are collected for about 10 minutes at each drill hole collar and post-processed.  Accuracy is approximately 0.5 - 1.0 m horizontally and 1.0 - 1.5 m vertically.

Down hole orientations were collected using a Reflex EZ-SHOT survey instrument.  This is an electronic solid-state survey instrument that takes a single reading at a time.  When the instrument is recovered from the drill hole the azimuth and dip, which are digitally displayed, are recorded.  A survey is first taken at a downhole depth of 15 to 25 metres and then every 100 metres for the length of the hole.

Derry, Michener, Booth & Wahl Consultants Ltd.

- RIVER VALLEY JOINT-VENTURE -
Phase 6 Drilling
0
1
2
kilometres
PARDO
DANA NORTH
DANA SOUTH
LISMER'S NORTH
LISMER'S SOUTH
BANSHEE
MACDONALD
JACKSON'S FLATS
VARLEY
AZEN
RAZOR
THOMSON
River Valley Intrusion

Figure -

Figure 3-1  Location of Mineral Zones and Prospects

Derry, Michener, Booth & Wahl Consultants Ltd.

PLATADIUM POND
DANA LAKE
SURFACE TRACE OF
MINERALIZED ZONE
DL-146
DL-147
DL-148
DL-72
DL-17
DL-13
DL-25
DL-07
DL-29
DL-08
DL-09
DL-12
DL-05
DL-04
DL-16
DL-15
DL-70
0
50
100
Metres

Figure 3-2 Plan of Dana South drill holes

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 3-3 Plan of Dana North drill holes

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 3-4 Plan of Lismer's Ridge drill holes

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 3-5 Plan of Varley drill holes

4

Derry, Michener, Booth & Wahl Consultants Ltd.

5

SAMPLE COLLECTION & SECURITY, PREPARATION & ANALYSES, AND QUALITY CONTROL PROCEDURES

5.1

Introduction

In this report, sample collection and security, preparation and analyses, and quality control (QC) and quality assurance (QA) procedures carried out by PFN on Phase VI exploration are described and evaluated.  QC/QA procedures include the preparation and analysis of standard, blank and duplicate samples.  Duplicate samples comprise core (field), reject (preparation) and pulp duplicates.

QC/QA information for pre-Phase VI exploration is included in the Mineral Resource Estimate Reports dated October 15, 2001 and October 31, 2002, and in Recommendations for QA/QC Procedures dated June 24, 2002, all written by DMBW.

Results presented and reviewed in this section pertain mainly to Pt and Pd results, secondarily to Au results.  Cu and Ni results are not presented or reviewed.

DMBW presents statistical analyses of the QC/QA data and makes recommendations to measure grade precision and to determine an assurance of grade accuracy.

XRAL laboratory is now SGS Mineral Services, a branch of SGS Canada Inc., which is a member of the SGS (Societe Generale de Surveillance) Group.  The name "XRAL" is used throughout this report for compatibility with previous references.

5.2

Sample Collection and Security

Dave Lyon, an independent geologist in charge of QC/QA for PFN, describes the procedure as follows (Lyon, 2003):

"Core samples from drilling are taken continuously through the mineralized zone at maximum sample widths of 1.00m.  The sampling intervals are determined based on geology (structure/lithology) and sulphide content.  Longer sample intervals, up to 1.5m, are taken from non-mineralized or weakly mineralized sections.  Core recovery from both the Agnew Lake and River Valley projects is excellent (>95%).

Once drill core is rough logged in the field by a contract geologist, the boxes are closed using haywire or fabric tape and then transported to a designated loading point.  Core boxes are then hand transferred by an experienced field person into a 1 ton, four-wheel drive truck and driven to the core shack located on Fielding Road in Lively, Ontario.

Once at the warehouse, a contract geologist logs the core and all data is directly entered into the DH Logger database, using an IBM Pentium III laptop computer.

Core is then cut in half using a table-mounted, wet diamond blade rock saw, with custom made stainless steel core holders to ensure an even split of the core.  Saw blades are cleaned and sharpened with a dry brick after every box is cut.  A trained sampler then rinses the sample, to remove any excess material, places one half of the core for each sample into a plastic bag containing a paper tag, and then marks the sample number on the outside of the bag.  A sample tag with the same number is also placed in the core box at the start of each sample interval.

The individual samples are bagged together in commercial rock bags (up to 20 kilograms per bag).  Regular sample shipments (maximum of ~1000 samples at a time) are made using Manitoulin Transport, a bonded commercial truck carrier, and transported to XRAL Labs (SGS Group) Mississauga, Ontario.  At XRAL Labs

Derry, Michener, Booth & Wahl Consultants Ltd.

Toronto, the samples are prepared and then sent to XRAL Rouyn-Noranda, Quebec, where they are mainly assayed for Pt, Pd, Au, Cu, and Ni; from time to time a limited number of specified samples are analyzed for Rh.

The remaining half of the core has a metal tag stapled to the end of each core box indicating the hole number and meter interval.  Lids are then strapped tightly onto each box using hard plastic strapping and the boxes are then moved to the secure (barbed wire fenced and locked) core storage compound located on the grounds of the Fielding Road core shack; the main building itself is secured via a monitored alarm system (motion and door detectors)."

In the opinion of DMBW, the sample collection and security in Phase VI was satisfactory.

Recommendations

In the continuing exploration, the QC protocol should include:

  The sample batch shipments should all contain the same number of samples

  A suggested size would be around 300 samples

  All core, reject and pulp samples should continue to be securely stored

  No sample material should be discarded during this period of exploration

1.1

Sample Preparation and Analyses - Primary Laboratory

All saw-cut diamond drill core samples were submitted to XRAL Laboratories in Toronto for sample preparation, then shipped to Rouyn-Noranda, Quebec, and assayed for Pt, Pd, Au, Cu and Ni.   XRAL is now SGS Mineral Services, a branch of SGS Canada Inc., which is a member of the SGS (Societe Generale de Surveillance) Group.

Lyon (2003) describes the procedures as follows:

"At XRAL laboratory all shipments are unpacked and arranged in numeric order.  All drill core samples are first crushed such that 90% of the sample passes a -10 mesh (coarse) screen; all crushed rejects are stored for the client.  The crushing equipment is cleaned with air and/or a brush between samples.  After crushing, a 500g riffle-split sample is collected and pulverized such that 90% passes a -200 mesh (74μm openings) screen.  As before, all equipment is cleaned with air and/or brush between samples.  A 30g sample is then taken from this fine-grained pulp material.

Core samples are analyzed for Pt-Pd-Au using standard lead fire assay, followed by dissolution with aqua regia, and measurement with an ICP finish.  Lower limits of detection (30g sample) are 1ppb for Au and Pd and 10 ppb for Pt; upper limits are 10,000 ppb for Au-Pt-Pd by ICP.  Concentrations of Cu-Ni are determined by aqua regia / ICP methods and generally have lower limits of detection of 0.5 ppm for Cu and 1 ppm for Ni; upper limit for both Cu and Ni is 10,000 ppm (1%)."

In the opinion of DMBW, the sample preparation and analyses in Phase VI was satisfactory.

Recommendations

In the continuing exploration, the QC protocol should include:

  A test for metallic Pt, Pd and Au should be done: representative reject samples from on-going drilling, including high-grade material, should be pulverized and screened, and the material caught on the screen analysed.

Derry, Michener, Booth & Wahl Consultants Ltd.

  For any Rh analysis with nickel sulphide, fire assay techniques should be used. Rh forms insoluble alloys in the silver collector matrix that cannot be dissolved quantitatively (Hoffman and Dunn, 2002).

1.1

Standard Samples

1.1.1

Standards: Production of Standards

Accurassay Laboratories in Thunder Bay prepared a set of assay standards for PFN.  Lyon (2003) describes the procedure as follows:

"The standards, made by Accurassay in Thunder Bay, were created in bulk batches consisting of 40 kg of material supplied by the company, which is enough to create approximately 35 - 40 bottles at 800g each.  The samples are dried then crushed to 90% -10 mesh and then pulverized and sieved to -200 mesh using a ring and puck pulverizer.  The sample is then homogenized for approximately 72 hours.  Approximately 60 homogeneity cuts (assays) or 2 cuts per kilogram must be within 10% for Pt, Pd, Cu, Ni and 15% for Au. Further preparation will be performed if the sample does not conform to requirements."

"Following establishment of acceptable homogeneity, 5 assay cuts per 800g bottle are performed and the preliminary values are the un-weighted means of the analytical determinations."

The above procedure was reviewed by Lynda Bloom, Msc. P.Geo, hired by PFN as an independent consultant to assist with QC procedures.  She reported (Bloom, 2004) that Accurassay produced approximately 30, 1.5 kg jars for each standard.  Bloom's review of the internal analysis done by Accurassay shows that the sub-samples supplied by Accurassay in the round robin were not representative of the standards as a whole.

Recommendations

In the continuing exploration, the QC protocol should include:

   PFN should review and evaluate the manufacture of the standards by Accurassay

  The laboratory that produces standards should supply PFN with all the laboratory's internal sub-sample analyses.

  PFN should use this data to ensure that the standards sent for round-robin analysis are representative

  In making standards, only one or two standards per grade category should be made

1.1.1

Standards: Round-Robin Analysis

A round-robin analysis was carried out for standards RV28-A, DH29-01C, DH48-A, MID- GRADE A, NZ-2C, NZ-2D.  None of the standards in Phase VI are the same as those in previous phases, although some may have similar sources; DH29-01, NZ-2, NZ-2A and NZ-2B have previously been used. Accurassay supervised the round-robin analysis.

For each standard, between 23 and 32 analyses were done by four different laboratories.  In total six different laboratories were used: Activation Laboratories Ltd (Actlab), International

Derry, Michener, Booth & Wahl Consultants Ltd.

Plasma Laboratories (IPL), TSL Laboratories Inc (TSL), XRAL, Acme Analytical Laboratories Ltd (Acme) and ALS Chemex Chimitec (Chimitec).  It is assumed that the analytical methods used by the six laboratories were essentially the same.

DMBW assumes that the laboratories were told that the samples were for round-robin standard analyses - as an incentive to do their best analysis.

Table 4.4-1 Laboratories used for Round-Robin Analysis

Laboratory	RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
XRAL	x	x	x	x	x
IPL	x	x	x	x	x	x
TSL	x	x	x	x	x
Actlab	x	x	x	x	x	x
Acme						x
Chimitec						x

Standards DH29-01C, and RV28-A were chosen by PFN as low-grade, DH48-A and MID- GRADE A as mid-grade and NZ-2D and NZ-2C as high-grade standards.

In the opinion of DMBW, the submission of standards for round-robin analysis in Phase VI was satisfactory.

Recommendations

In the continuing exploration, the QC protocol should include:

  The round-robin analysis should be under the supervision of PFN

  The laboratories should be told by PFN that the samples are for round-robin evaluation

  The same laboratories be used for round-robin analyses

1.1.1

Standards: Discussion of Round-Robin Analysis

DMBW calculated the means and standard deviations of Pt, Pd and Au values for each standard.  Analytical results were plotted in Figures 4.4-1 to 4.4-18 in Appendix A, with the mean values plus mean and two standard deviations and mean minus two standard deviations indicated.  Note that the mean and +/- two SD values as plotted on the above figures are sometimes different from the statistics in Tables 4.4 - 6, 7 and 8 - the figure statistics are before any 'outliers' are removed (see Section 4.4.4).

The round-robin analysis showed expected variations among labs, with sporadic results (outliers) outside the two standard deviation limits.  These variations point out bias in laboratories, relative to others.

Derry, Michener, Booth & Wahl Consultants Ltd.

The round-robin plots show that three batches of results were isolated, with no overlap, from any other laboratory's results.

TSL

DH29-01C

Pt results

TSL

DH29-01C

Pd results

IPL

RV28-A

Au results

The plots including these batches are shown in Figures 4.4 - 3a, 4a and 5a.  DMBW removed these three batches of samples from all further statistical calculation in this report - with the plots being re-drawn (Figures 4.4 - 3b, 4b and 5b). The following tables summarize the laboratory biases encountered in the round-robin analysis.  If all but one sample from a laboratory plot on either side of the mean, then the result is classified as either high or low.  A few batches straddle the mean and are indicated by a -- line.

Table 4.4-2 Laboratory Bias by Standard, Pt

Laboratory	RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
XRAL	--	high	high	High	low	n/a
IPL	low	low	--	Low	low	low
TSL	high	low	high	High	high	n/a
Actlab	high	high	low	--	high	--
Acme	n/a	n/a	n/a	n/a	n/a	high
Chimitec	n/a	n/a	n/a	n/a	n/a	low

Table 4.4-3 Laboratory Bias by Standard, Pd

Laboratory	RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
XRAL	low	high	high	--	low	n/a
IPL	low	low	low	low	low	--
TSL	high	low	high	high	--	n/a
Actlab	high	high	low	low	high	--
Acme	n/a	n/a	n/a	n/a	n/a	--
Chimitec	n/a	n/a	n/a	n/a	n/a	--

Table 4.4-4 Laboratory Bias by Standard, Au

Laboratory	RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
XRAL	low	--	high	--	low	n/a
IPL	low	high	low	low	--	low
TSL	--	low	high	high	--	n/a --
Actlab	--	high	--	--	--	--
Acme	n/a	n/a	n/a	n/a	n/a	--
Chimitec	n/a	n/a	n/a	n/a	n/a	--

The high and low biases reflect biases among laboratories on the property-specific mineral matrix of the PFN standards.  XRAL has the best balance of bias - six high and five low.  Actlab has the next best.  For IPL, almost all of the results have a low bias. The following table shows the number of results outside of the mean +/- 2 standard deviations.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 4.4-5 Number of Outlier Pt-Pd-Au Results by Laboratory and Standard

Laboratory	RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
XRAL	0	1 high	0	1 high	0	n/a
				1 low
IPL	2 low	2 high	0	1 high	1 high	1 high
				2 low	2 low
TSL	0	0	1 high	0	1 high	n/a
Actlab	0	0	1 high	0	1 high	1 high
			1 low
Acme	n/a	n/a	n/a	n/a	n/a	3 high
Chimitec	n/a	n/a	n/a	n/a	n/a	1 high

IPL has the most sample outliers.

In the opinion of DMBW, based on the results of the round-robin analyses, XRAL was an acceptable choice as the main laboratory in Phase VI.

1.1.2

Standards: Determination of Acceptable Limits in PFN Standard

Results that are greater or less than the mean +/- 2 standard deviations are outliers and are excluded from the mean and standard deviation calculations that are used to determine acceptable results.  DMWB removed the outliers from all further statistical calculations in this report.

The following tables show the mean and standard deviation statistics after the above adjustments have been made.  These values may vary from those shown by PFN (All Internal Standards Phase 6 Excel file), as PFN made no adjustments.

Table 4.4-6 Summary Statistics, Round-Robin Analysis, Pt

Statistics	Units	low-grade		mid-grade		high-grade
		RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
Mean	ppb	141.8	183	372.4	254.5	1230.8	1536.5
Standard Deviation	ppb	10.9	23.3	27.6	24.5	67	95.8
Maximum value	ppb	162	226	420	288	1360	1742
Minimum value	ppb	123	159	322	220	1010	1340
Number laboratories		4	3	4	4	4	4
Number samples		30	22	29	21	31	30
Mean +2 SD	ppb	163.6	229.6	427.6	303.5	1364.8	1728.1
Mean -2 SD	ppb	120	136.4	317.2	205.5	1096.8	1344.9
2 SD as % of mean	%	15.4	25.5	14.8	19.3	10.9	12.5

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 4.4-7 Summary Statistics, Round-Robin Analysis, Pd

Statistics	Units	low-grade		mid-grade		high-grade
		RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
Mean	ppb	396.5	582.8	1172.9	787.6	3733.3	4893.6
Standard Deviation	ppb	27.6	24.1	69.4	43	131.5	269.6
Maximum value	ppb	450	623	1309	866	3976	5531
Minimum value	ppb	344	548	1070	690	3540	4270
Number laboratories		4	3	4	4	4	4
Number samples		32	22	29	22	31	30
Mean +2 SD	ppb	451.7	631	1311.7	873.6	3996.3	5432.8
Mean -2 SD	ppb	341.3	534.6	1034.1	701.6	3470.3	4354.4
2 SD as % of mean	%	13.9	8.3	11.8	10.9	7	11

Table 4.4-8 Summary Statistics, Round-Robin Analysis, Au

Statistics	Units	low-grade		mid-grade		high-grade
		RV28-A	DH29-01C	MID-GRADE A	DH48-A	NZ-2D	NZ-2C
Mean	ppb	39.5	30.9	52.4	53.6	233.3	262.3
Standard Deviation	ppb	5.4	7.5	9.6	5.8	22.4	30.8
Maximum value	ppb	49	46	69	66	281	355
Minimum value	ppb	31	18	38	40	182	220
Number laboratories		3	4	4	4	4	4
Number samples		24	30	29	22	31	29
Mean +2 SD	ppb	50.3	45.9	71.6	65.2	278.1	323.9
Mean -2 SD	ppb	28.7	15.9	33.2	42	188.5	200.7
2 SD as % of mean	%	27.3	48.5	36.6	21.6	19.2	23.5

For Au, the two standard deviation values for low-grade and mid-grade standards on the bottom line of the above table range from 22% to 49%.  Although these values are high, considering that they represent the acceptable limits from the mean for Au values of 31 ppb to 54 ppb, the values are acceptable.  The use of the two standard deviation limits for upper and lower acceptable results is at the 95% confidence level.  That is, the results are reliable 19 times out of 20.  This is the recognized method of determining acceptable limits.  This statistically allows for one result in 20 to exceed the calculated acceptable limits and still be a valid result.

An acceptable alternative to using actual upper and lower limits values, as shown in the above charts, is to calculate the Z-score.  This is a measure of the distance in standard deviations of an analytical value from the mean of the standard obtained from the round-robin analyses.   Values from -2 to +2, which correspond to values within two standard deviations from the standard mean, are acceptable.  Values of between -2 and -3, and between +2 and +3 are deemed "questionable" (Caughlin, 1998) and values < -3 and > +3 are deemed "unsatisfactory".

Derry, Michener, Booth & Wahl Consultants Ltd.

However, as mentioned in Section 4.4.1 the round-robin analysis by PFN was done using only one jar.  Bloom (2004) reports, "It is apparent that the concentration of the PGEs in some jars is higher or lower relative to other jars."   Therefore, a review of the means and standard deviations for all the testing of the standards has been done.  For Pt and Pd values for the mid-grade (MID-GRADE) and high-grade (NZ-2D) standards, only the Pd values for the NZ-2D standard were significantly different.  The mean and standard deviations from Accurassay's sub-samples (Bloom, 2004) are shown in Table 4.4-9, replacing the values in Table 4.4-7.

Table 4.4-9 Summary Statistics, Accurassay Testing, Pd, n=155

Statistics	Units	NZ-2D
Mean	ppb	3790.9
Standard Deviation	ppb	216.3
Number samples		155
Mean +2 SD	ppb	4223.5
Mean -2 SD	ppb	3358.3
2 SD as % of mean	%	11.4

Recommendations

In the continuing exploration, the QC protocol should include:

  The upper (mean + 2 standard deviations) and lower (mean - 2 standard deviations) acceptance levels calculated for this report should be used in monitoring for possible inaccurate results

1.1.1

Standards: Acceptable Limits in SGS (XRAL) Standards

Upon a review of the Canmet standards (certified reference materials - CRMs) used by XRAL (Bloom, 2004) it was determined that the Canmet mean and standard deviation values were not suitable for DMBW to determine acceptable limits.  This was apparent when DMBW used these values: twice as many standard results were outside acceptable limits than were PFN standards.  The Canmet standards (WMG1 and WPR1) should have less variance than the PFN standards. Bloom and Leaver (2002) should be referred to for additional information on this subject.

Without a reliable determination of acceptable limits, DMBW has decided not to use the Canmet standards to evaluate the accuracy of the Phase VI results.  The values of the West Coast standards (PG series) are significantly lower than the cut-off grades used in the mineral resource estimate and therefore have also not been used to evaluate the accuracy of the Phase VI results.

Recommendations

In the continuing exploration, the QC protocol should include:

  PFN should ensure that the laboratory has determined suitable acceptable limits on standards

Derry, Michener, Booth & Wahl Consultants Ltd.

  The upper (mean + 2 standard deviations) and lower (mean - 2 standard deviations) acceptance levels should be used in monitoring for possible inaccurate results

1.1.1

Standards: Inserting PFN Standards into Sample Stream

Lyon (2003) reports:

 "Standards are then inserted by rotation into the sample stream at every 10th position. Although the standards are submitted in the "normal" sample numbering sequence, they are easily identified as being pulps, as opposed to drill core samples, based on the type and amount of material.  One solution would have a second lab prep the samples prior to submission.  However, because the lab would require a minimum of 120g of material, an equal amount of standard would also be required.  This procedure would triple the amount of standard material used, therefore tripling the associated cost."

PFN inserted a total of 1225 standard samples

Table 4.4-10 Standards inserted by PFN

Standard Number	Number Inserted
RV28-A	386	92% of low-grade standards
DH29-01C	32	8% of low-grade standards
MID-GRADE A	349	88% of mid-grade standards
DH48-A	49	12% of mid-grade standards
NZ-2D	382	93% of high-grade standards
NZ-2C	27	7% of high-grade standards
Total	1225

Standards DH29-01C, DH48-A and NZ-2C were inserted at the start of Phase VI and were soon replaced by RV28-A, MID-GRADE A and NZ-2D.

In the opinion of DMBW, although the non-blind submission is not optimum, it is reasonable and acceptable.

In the opinion of DMBW, the number and manner of standard insertions by PFN in Phase VI was satisfactory.

Recommendations:

In the continuing exploration, the QC protocol should include:

  The sample size for the standard analyses should continue to be 30 g

1.1.1

Standards: XRAL Standards in the Sample Stream

XRAL inserted Canmet and West Coast standards into the sample stream, with a sample about every 10 samples, for a total of 1055 samples.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table4.4 11- Standards inserted by XRAL

Standard Number	Number Inserted
PG105	143
PG106	115
WMG1	422
WPR_1	375
Total	1055

In the opinion of DMBW, the number and manner of standard insertions by XRAL in Phase VI was satisfactory.

Recommendations:

In the continuing exploration, the QC protocol should include:

  The sample size for the standard analysis should be 30 g

1.1.1

Standards: Use of PFN Standards to Evaluate Accuracy

Lyon (2003) reported the process that PFN used to monitor results.

"Quality control data from standard reference material is regularly evaluated and plotted to monitor the performance of the laboratories.  The warning limit has been set at 2 standard deviations and the control limit is 3 standard deviations.  Any work order with a sample standard running outside the warning limit, is followed up by direct communication with the quality control manager at the lab, who then further investigates; this action can result in selected samples being re-assayed.  Work orders with a sample standard running outside the control limit will result in re-assay of the entire tray.  All data is also examined for potential trends that could indicate a problem with the analyses. In the event that problematic trends are noted, the quality control manager at the lab is immediately notified so the appropriate actions can be taken."

However, the All Internal Standards Phase 6 Excel file shows that PFN's systematic review of the standards comprised calculating the percentage difference between the round-robin calculated mean and the actual result - not using standard deviations.  All results with differences within 20% were approved by PFN.  By this method standard results exceeding more than 3 and up to 4 standard deviations were passed.  Also, the monitoring appears to have been done on a standard-by-standard basis as the results were not combined and sorted by work order and sample number.

The following table summarizes the over-limit results determined by PFN for the three main standards (RV28-A, MID-GRADE A, NZ-2D).   For Pt and Pd values, all but 56 of 2234 results were approved by PFN.  These over-limit values are 2% of the standard results. These results represent all the data and are not confined to samples within the Gabbro Breccia zone as shown in Figure 4.4-13.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 4.4-13 Number of Standards with PFN Determined Over-Limits (high or low)

	RV28-A		MID-GRADE A		NZ-2D		Totals
	high	Low	high	low	high	low
Pt	21	3	10	0	1	0	35
Pd	6	3	6	0	6	0	21
Totals	27	6	16	0	7	0	56

Upon reviewing the results of PFN standards, in January 2003, PFN identified a problem with some results.  This was brought to XRAL's attention and it was determined that DCP equipment malfunction resulted in analytical errors.   A total of 230 samples were re-analysed.  The relevant samples were restricted to the south-central portion of the Dana North zone.  They averaged higher than the original samples by around 8% for both Pt and Pd. In May 2004, DMBW re-estimated the Pt and Pd grades in the Dana North block model in order to evaluate the impact of this change. Results showed an increase in tonnes above the 0.7 g/t PGE cutoff grade by 0.1% and an increase the average Pd + Pt grade by about 0.002 g/t.  In the opinion of DMBW, this change is not considered significant to the Revised Mineral Resource Estimate.

After reviewing the standard data, DMBW has restricted the review of standards to results from the most significant geological control - the Gabbro Breccia zone.

Pt, Pd and Au results for the PFN standards are plotted in sequence, using the means and limits calculated in this report - Figures 4.4-19 to 4.4-36 in Appendix B.  The sequencing of results is sorted by work order number then by sample number - the most likely order in which the lab processed the samples.

Upon review of the procedures in place during the Phase VI exploration, DMBW has decided that only the Pt and Pd results from the mid-grade and high-grade standards are significant in the evaluation of accuracy.

The following table summarizes the number of over-limit results for the commonly used PFN standards from within the Gabbro Breccia zone. An intermittent analytical bias (discussed below) has contributed to the number of high results.

Table 4.4-13 Number of Standards with DMWB Determined Over-Limits (high or low)

	MID-GRADE A		NZ-2D
	n=281		n=288
	high	low	high	low	Totals
Pt	42	3	18	6	69
Pd	24	1	10	6	41
Au	23	0	25	1	49
Totals	89	4	53	13	159

Pt	14.90%	1.10%	6.30%	2.10%	8.00%
Pd	8.50%	0.40%	3.50%	2.10%	4.80%
Au	8.20%	0.00%	8.70%	0.30%	5.70%
Totals	10.60%	0.50%	6.10%	1.50%	6.20%

Derry, Michener, Booth & Wahl Consultants Ltd.

The adjusting of the Pd acceptable limits for NZ-2D (Figure 4.4-13) significantly reduces the number of results outside the acceptable limits.

The results of the standards indicate grouping of high biased Pt, Pd and Au gold.  This has been addressed in more detail in L. Bloom's 2004 report and in correspondence from XRAL (SGS Canada Inc.) (Elliott, 2004).  Bloom states, "It is difficult to estimate the bias across all grades but as a rough estimate it is in the order of one standard deviation or possibly 50 ppb Pt and 100 ppb Pd."  The pertinent work orders are 72182 to 72191 and 72234 to 72244.  This affects about 5% of the over 25,000 samples of Phase VI.

DMBW has determined that this bias is not significant to the Revised Mineral Resource Estimate.

Recommendations

In the continuing exploration, the QC protocol should include:

  All the Pt, Pd and Au standard results should be monitored, looking for results that exceed the acceptable levels.

  Ongoing sample sequence plots should be used to visually note trends and over limits

  The number of over-limit results need to be sorted by work order / sample number

  Monitoring should be done in a timely manner, and no results should be entered into PFN's database until the results are acceptable

  The use of Z-score tables is acceptable - reviewing other related data in the table, such as work order numbers, are easier to obtain than from sample sequence plots

  If a work order contains a questionable result (result between 2 and 3 standard deviations) or an unsatisfactory result (results greater than 3 standard deviation) that work order number should be noted

  Any corrected (re-assayed) values should be entered into the database

  It should be evident in the database which samples are check assays, as a result of over-limit standard analyses

  PFN should work with the laboratories on preventing problems and on solving them when they occur

  1.1.1

  Standards: Use of XRAL Standards to Evaluate Accuracy

  As discussed in Section 4.4.5, DMBW is not using the results of XRAL standards to evaluate accuracy.  However, the Pt, Pd and Au results are plotted in sample sequence without any acceptable limits.  See Figures 4.4-37 to 4.4-48 in Appendix C.

Derry, Michener, Booth & Wahl Consultants Ltd.

Recommendations

In the continuing exploration, the QC protocol should include:

  The same procedures should be used as for the PFN standards (4.4.8)

1.1

Blank Samples

For Phase VI, PFN inserted a coarse blank sample (SS-4) every 20 samples, totalling 1,233.  The material was quarried quartzite, and was therefore was not blind to the laboratory.  The purpose of these blanks is to check for contamination within the preparation (crushing, pulverizing) process.

XRAL inserted a blank reagent sample every 20 samples, totalling 1,286.  The purpose of these blanks is to check for contamination within the analytical process.

1.1.1

Blanks: Sample Sequence Plots

Pt, Pd and Au values for PFN and XRAL blanks are plotted in sample sequence, Figures 4.5-1 to 4.5-3, and 4.5-4 to 4.5-6, respectively.  These figures are located in Appendix D.  Note that the detection limit for Pt is 10 ppb.

1.1.2

Blanks: Discussion

The PFN plots show some scatter above detection limits.  Only one sample (RV118589) showed significant contamination in Pt, Pd, Cu and Ni values.  PFN's All Internal Standards Phase 6 file concludes that the results "must be contamination in the silica material".  The sample preceding the blank is low-grade in Pt and Pd, only about twice the values reported in the blank - so between-sample contamination does not seem likely.  DMBW does not have Cu and Ni results to compare - the copper is significantly high in the blank.  An explanation is that there may have been a sample mix up.

Other than this one instance, most Pt and Pd results are low, with only about 1% of Pt and Pd values over 20 ppb.  During the first 150 samples, the Pt and Pd plots show a higher concentration of samples above detection limits than during the remainder of the analyses.  The Pt and Pd values greater than 10 ppb may be caused by slight laboratory contamination during sample preparation, by the presence of these elements in the quartzite or very rarely by analytical problems.

The XRAL blanks show only 6 analyses greater than 10 ppb for Pt, Pd and Au.

The results show no significant contamination during the sample preparation and during the analytical process, and that PFN monitored the results.

In the opinion of DMBW, the use of blank samples in Phase VI was satisfactory.

1.1.3

Blanks: Recommendations

In the continuing exploration, the QC protocol should include:

  All the Pt, Pd and Au results should be monitored, looking for results that show possible contamination in the sample preparations or sample analyses

Derry, Michener, Booth & Wahl Consultants Ltd.

  The monitoring should comprise plotting the samples in sequence by work order

  This monitoring should be done in a timely manner, and no results should be entered into PFN's database until the results are acceptable

1.1

Duplicate Samples

Duplicate samples are prepared and analysed to measure precision.  Precision is defined as the percent relative variation at the two standard deviations (95%) confidence level.  In other words, a result should be within two standard deviations of the mean, 19 times out of 20.  The higher the precision number the less precise the results.  Precision varies with concentration - usually the lower the concentration the higher the precision number.

Precision is a measure of the error in the analytical results from a variety of sources: sampling, preparation and analysis.  The core (field) duplicate measures all three of these parameters, the reject (preparation) duplicate - preparation and analysis, and the pulp duplicate - analytical.  The duplicates should be inserted into the sample stream after the original sample.  The homogeneity of the samples should increase with the process, unless coarse metallics, like gold, are significantly present.  Screening for the metallics can test for this situation.

The precision values are used to calculate the inherent error in the sampling, preparation and analytical processes.  For example, a precision value of 40% on duplicate core indicates that the assay results should be noted as +/- 20%.

An abundance of results where both the original and duplicate results are less than the laboratory detection limit can affect the shape of the Thompson-Howarth plot at low values.  For statistical treatment the Pt values are generally converted from <10 ppb to 2.5 ppb, and Pd and Au values from <1 ppb to 0.25 ppb.

Lyon (2003) reports "Although not enough data has been collected as to make any conclusions about the apparent "nugget effect" of the PGM, the limited amount of data collected on the River Valley Project has shown that significant discrepancies can occur between original and duplicate values, more specifically between coarse reject and quartered core duplicates.  These discrepancies are attributable to the variability of the sulphide/PGE distribution."

The results of the duplicate core analysis confirm and quantify the above comments.

1.1.1

Core Duplicates

PFN did not originally send any duplicate core from Phase VI for analysis.

On the recommendation of DMBW, PFN collected 266 duplicate core samples from the 'mineralized zone' (i.e., the resource grade shell).  This zone is within the Gabbro Breccia zone.

About 1 in 20 samples, comprising the remaining 1/2 core, was collected in a systematic manner and sent to XRAL for Pt, Pd and Au analysis.  Of the 266 duplicate pairs, 7 were excluded from tabulation, as in this group both Pt and Pd results were noticeably different (one result is <12% of the corresponding result). There was no obvious bias in these 7 samples between original and duplicate results.

Derry, Michener, Booth & Wahl Consultants Ltd.

The data for these duplicate pairs are acceptable.  For the high-grade standard (NZ-2E) the two standard deviation values are 5% of the mean.  The overall averages of the originals and duplicates are similar, 281 and 288 ppb Pt, and 1230 and 1271 ppb Pd, respectively.  These values show that there is no bias in the results.  However, the precision values are likely not as accurate as if the duplicate samples had been analysed consecutively with the original.

The Thompson-Howarth plots for Pt, Pd and Au are shown in Figures 4.6-1 to 4.6-3, located in Appendix E.  The results are summarized in the following table.

Table 4.6-1 Core Duplicates, Precision Values, XRAL, n = 259

Precision Values (%)
Pt & Pd pbb ->	250	500	1000	2000
Pt	44%	41%	40%	39%
Pd	60%	46%	39%	35%

Au ppb ->	50	100	200	400
Au	41%	36%	33%	32%

The precision values for Pt from 0.6 g/t to 2.0 g/t are relatively constant, ranging from 41% to 39%; for Pd from 1.0 g/t to 5.0 g/t, ranging from 39% to 33%; and for Au from 0.1 g/t to 0.6 g/t, ranging from 36% to 32%.  The results demonstrate a significant inhomogeneous distribution of Pt, Pd and Au values within the mineralized zone.

The precision values for the core duplicates measure the cumulative error in the sampling, preparation and analytical processes.  At the 95% confidence level and At 0.5 g/t Pt, the precision values indicate about a +/- 20% error, at 1.0 g/t Pt about a +/- 20% error, and at 0.1 g/t Au about an 18% error

1.1.2

Reject Duplicates

This program was discontinued by PFN in Phase IV (D. Lyon, personal communication).As all the rejects have been discarded, a determination of reject-sample precision cannot be made.

1.1.3

Pulp Duplicates

XRAL systematically analysed duplicate pulp samples, one every 10 samples for a total of 2,298.  The Pt, Pd and Au plots are shown in Figures 4.6-4 to 4.6-6, located in Appendix E.  The results are summarized in the following table.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 4.6-2 Pulp Duplicates, Precision Values, XRAL, n = 2298

Precision Values (%)
	at 250 ppb	at 500 ppb	at 1000 ppb	at 2000 ppb
Pt	6%	6%	6%	6%
Pd	6%	5%	5%	5%

	at 50 ppb	at 100 ppb	at 200 ppb	at 400 ppb
Au	13%	12%	12%	11%

The rate of duplicate sampling and their representative nature provides an excellent database to measure the precision of the analytical processes.

The precision for Pt over the range of 0.25 g/t to 2.0 g/t is 6% and for Pd averages 5%, with very little change.  The precision for Au over the range of 0.05 g/t to 0.40 g/t varies for 13% to 11%, averaging about 12%.

At the 95% confidence level, for Pt and Pd, the precision values indicate about a +/- 3% error for the analytical and pulp inhomogeneity component, and for Au, about a +/- 6% error.

In the opinion of DMBW, the analysis of duplicate pulp samples in Phase VI was satisfactory.

1.1.4

Duplicates: Recommendations

Core Duplicates:

In the continuing exploration, the QC protocol should include:

  Duplicate core samples collected and submitted blind, immediately following the original sample, to the main laboratory

  The number of duplicate core samples should be one sample in twenty

  The samples should comprise the remaining 1/2 of the core

  The sub-samples analysed should be 30 g

Reject Duplicates:

In the continuing exploration, the QC protocol should include:

  Duplicate reject samples should be analysed by the laboratory on a regular basis - one every twenty samples

  The sub-samples analysed should be 30 g

Pulp Duplicates:

In the continuing exploration, the QC protocol should include:

Derry, Michener, Booth & Wahl Consultants Ltd.

  Duplicate pulp samples should be analysed by the laboratory on a regular basis - one every twenty samples

  The sub-samples analysed should be 30 g

1.1

Check Samples

For Phase VI, Lyon (2003) reports that "at the request of the company, every 20th sample is split into three pulps, with one assayed by the primary lab (i.e. XRAL) and the additional two pulps assayed by two independent labs, currently Activation Labs (Actlab) and ALS Chemex (Chemex). "

A total of 1156 pulp samples were sent to both Actlab and ALS Chemex. At Actlab, a 15 g sample was analysed, as compared to a 30 g sample at XRAL.  The data from PFN does not show the weight analysed by ALS-Chemex - DMBW assumes it to be 30 g.

1.1.1

Check Samples: Inter-Laboratory Duplicate Samples

The Pt, Pd and Au duplicate-pair results for XRAL vs. Actlab (Figures 4.7-1 to 4.7-3) and XRAL vs. Chemex (Figures 4.7-4 to 4.7-6) are shown on Thompson-Howarth plots.  These figures are located in Appendix F.  It is difficult to interpret the precision of duplicates when comparing between laboratories since different laboratories add  an additional factor.  Hence, the precision is less for the inter-laboratory duplicates than for the XRAL intra-laboratory duplicates (Table 4.6-2).  The precision is summarized in Tables 4.7-1 and 4.7-2.

Table 4.7-1 Pulp Duplicates, Inter-Laboratory Precision Values, XRAL vs Actlab, n = 1156

Precision Values (%)
	at 250 ppb	at 500 ppb	at 1000 ppb	at 2000 ppb
Pt	11%	12%	12%	12%
Pd	9%	10%	10%	10%

	at 50 ppb	at 100 ppb	at 200 ppb	at 400 ppb
Au	21%	20%	19%	19%

Table 4.7-2 Pulp Duplicates, Inter-Laboratory Precision ValuesXRAL vs Chemex, n = 1156

Precision Values (%)
	at 250 ppb	at 500 ppb	at 1000 ppb	at 2000 ppb
Pt	10%	9%	8%	8%
Pd	8%	8%	8%	8%

	at 50 ppb	at 100 ppb	at 200 ppb	at 400 ppb
Au	15%	13%	12%	12%

Derry, Michener, Booth & Wahl Consultants Ltd.

The Chemex results are similar to but are slightly more precise than Actlab, when compared to XRAL.

1.1.2

Check Samples: Check Laboratories Duplicate Samples

A limited number of intra-laboratory duplicate analyses were done.  Pt, Pd and Au values for Chemex duplicate pairs (Figures 4.7-7 to 4.7-9) are shown on Thompson-Howarth plots.  There were insufficient duplicate pairs from Actlab to plot that data.  These figures are located in Appendix F.

The precision is summarized in Table 4.7-3.

Table 4.7-3 Pulp Duplicates, Chemex Precision, n = 81

Precision Values (%)
	at 250 ppb	at 500 ppb	at 1000 ppb	at 2000 ppb
Pt	10%	9%	8%	8%
Pd	8%	8%	8%	8%

	at 50 ppb	at 100 ppb	at 200 ppb	at 400 ppb
Au	15%	13%	12%	12%

Chemex has good precision for Pt, Pd and Au duplicate pulp analysis.  However, the number of samples is only 7 % of the inter-laboratory duplicate samples, and only 3.5% of the XRAL duplicate samples - so precision comparisons may not be valid.

1.1.3

Check Samples: Discussion

This inter-laboratory duplicate analysis does not measure accuracy.  Its purpose is to "establish the reproducibility of analysis and the presence or absence of bias between the laboratories" (Smee, 1998).  It is critical that PFN standards are also submitted along with the duplicate pulps, without which there is no measure of reliability of the laboratories. The pulp samples sent to other laboratories should not become a substitute for analysing duplicate pulps within the primary laboratory.

The results among the three labs showed acceptable reproducibility and there were no significant biases noted.  Since PFN standards were not submitted, DMBW cannot use the results to comment on the accuracy of the results.

1.1.4

Check Samples: Recommendations

In the continuing exploration, the QC protocol should include:

  For any check analysis of pulp samples, the shipments should contain PFN standards

  The sample size for the check analyses should be 30g

Derry, Michener, Booth & Wahl Consultants Ltd.

1.1

Summary of Significant Conclusions and Recommendations

Although the QC/QA sampling protocol used by PFN for the Phase VI program was less than rigorous, the QC/QA results presented in this report are satisfactory.  In the opinion of DMBW, the deficiencies of the PFN QC/QA procedures do not materially affect the Revised Mineral Resource Estimate.

PFN should diligently follow a suitable protocol, covering all aspects of sample collection & security, preparation & analysis, and quality control & assurance.

Contamination

There are no significant problems of sample contamination.

Precision: core duplicates

The duplicate core samples give an estimate of the error inherent in collecting, preparing and analysing the Phase VI drill core from the mineralized zone.

The precision values for the core samples are based on the statistical analysis of all the individual duplicate pairs.

The precision values for Pt from 0.6 g/t to 2.0 g/t are relatively constant, ranging from 41% to 39%; for Pd from 1.0 g/t to 5.0 g/t, ranging from 39% to 33%; and for Au from 0.1 g/t to 0.6 g/t, ranging from 36% to 32%.

At the 95% confidence level and at 0.5 g/t Pt, the precision values indicate about a +/- 20% error, at 1.0 g/t Pt about a +/- 20% error, and at 0.1 g/t Au about an 18% error. The results demonstrate a significant inhomogeneous distribution of Pt, Pd and Au values within the mineralized zone. Significant inhomogeneous distribution is common in precious metal deposits.

Precision: pulp duplicates

The precision values for the pulp samples are based on the statistical analysis of all the individual duplicate pairs.

The pulp duplicates from all of Phase VI drilling measure the error inherent in the analytical processes. At the 95% confidence level, the precision value for Pt over the range of 0.25 g/t to 2.0 g/t is 6% and for Pd is 5%, with very little change.  The precision for Au over the range of 0.05 g/t to 0.40 g/t ranges from 13% to 11%.

At the 95% confidence level, for Pt and Pd, the precision values indicate about a +/- 3% error for the analytical and pulp inhomogeneity component, and for Au, about a +/- 6% error.

Accuracy

Due to an equipment problem at XRAL in January 2003, samples from 11 drill holes (DL-91 to 101) have been re-assayed and recently added to the database.  Although there was a slight increase in grade for these assay intervals it was localized to a fairly small area and the difference is not, in the opinion of DMBW, material to the Mineral Resource Estimate.

Derry, Michener, Booth & Wahl Consultants Ltd.

The results of the standards demonstrate that a high bias exists for a group of samples, representing an estimated 5% of the total.  Although there is likely a slight decrease in grade, the difference would not, in the opinion of DMBW, be material to the Mineral Resource Estimate.

In the continuing exploration, PFN should diligently follow the QC protocol in monitoring and reporting results.

2

DATA VERIFICATION AND DUE DILIGENCE

As described extensively in Section 4.0, PFN has carried out full internal quality control measures for the Phase VI program.

While DMBW has relied upon the analytical data presented by PFN in five drilling reports, DMBW has also examined the drill data in the course of replotting the assay data for construction of level plans, and cross sections. This practice continued through Phase VI.

DMBW further check calculated the weighted average reported (composite) grades for several of the more recent drill holes and found no errors.

DMBW has seen all of the assay certificates and check assays in hard copy for data up to January 31, 2001, to the end of Phase III drilling; Phase IV, V and VI assays have been examined in digital format. DMBW has also seen all drill logs, maps and plans which were prepared under the supervision of the Qualified Person for PFN.

DMBW also examined core from numerous Dana South and Lismer's Ridge holes on its third visit in August, 2002.  Chip-character sampling confirmed two areas of PGE mineralization on the Lismer's Ridge zone.  The other areas drilled during the Phase VI program have not been visited.

DMBW observed the core handling and transportation from the field to the secure core shack and fenced compound, and the core sampling process and found that all procedures were carried out in a proper and workmanlike manner.

It should be stressed that all technical work is also reviewed by Anglo Platinum personnel who have also visited the property periodically and provide insight into interpretation and drill targets.

DMBW believes that its actions are sufficient for this mineral resource estimate.

Derry, Michener, Booth & Wahl Consultants Ltd.

4

MINERAL RESOURCE ESTIMATION

4.1

Introduction

This updated revision of the River Valley mineral resource was carried out by DMBW between January and May of 2004.  The three main zones, Dana North, Dana South and Lismer's Ridge were modeled independently for Pt, Pd, Au, Ni and Cu. An inferred resource was also estimated for the Varley zone. Rhodium was not estimated as no new analytical data was available. Only 27 out of the 193 holes drilled at Dana Lake were analyzed for Rh.

A compilation and synthesis of all subsurface data from six phases of drilling, as provided by PFN, was completed by DMBW.  For each of the mineralized zones, three-dimensional solids were created to use as the basis for resource calculation by block modeling using ordinary kriging for Au, Pt and Pd. The base metal values were estimated by the inverse distance weighting method.

4.2

Disclaimer

Throughout this report DMBW, for the reader's convenience and in custom with the PGM exploration community at large, has continued the practice of PFN, in reporting precious metal assays individually and as the sum of Au, Pt and Pd (3E).

Assays, in the following order, for Au, Pt, Pd, Cu and Ni, were provided by PFN for each sample on all drill holes and assay lists. The assay data and colour bars on all sections and level plans are shown as a "3E" value, defined as the arithmetic sum of Au, Pt, Pd in g/t.

The "3E" value is acknowledged to be a simple grade indicator since it ignores specifics of metal prices and recovery factors for Au, Pt and Pd. It is merely an exploration "short hand" or "jargon" that is common in the exploration community. This also applies to the common usage of quoting PGE in g/t, being the arithmetic sum of Pt and Pd.

Notwithstanding the above, DMBW felt that the sum of Au, Pt and Pd (3E) was adequate to use as a visual indicator to outline the mineralization shells within the Gabbro Breccia. For reporting purposes cut-off grades were based on Pt + Pd (PGE) only.

4.3

Estimation and Modelling Techniques

All actual drill hole assay data for each of the Dana North and Dana South and Lismer zones were replotted by DMBW in truncated UTM grid coordinates for all holes and sliced into a series of 1:500 scale level (bench) plans at 25 metre intervals. Assay data, showing the sum of Au + Pt+Pd (called 3E), for each sample interval was accordingly projected 12.5 m above and below each level.

Vertical cross sections at the same scale and displaying the same assay information as the level plans were also plotted.  The spacing of the sections varies, depending on drill density,

Derry, Michener, Booth & Wahl Consultants Ltd.

but the majority of drilling was done on sections spaced either 25 or 50 metres apart.   Cross sections of the Varley zone were plotted according to the drill spacing.

Outlines of both the host breccia unit and mineralization exceeding 500ppb combined Au-Pt-Pd grade (3E) were initially hand drawn on each vertical cross section. For the grade shell, a minimum zone width of 5 metres horizontal UTM east-west was generally used as this would be the minimum mining block for pit mining. A strict 500 ppb cutoff was not always used; in some locations internal dilution was included to maintain the minimum zone width, or zone continuity, provided that the average grade interval was close to 500ppb 3E.  Mineralization outlines were extended up to various elevation datums governed by the maximum depth of drilling. The deepest projections were in Dana South where the main zone was extended to an elevation of -50m (350m below surface) at the southern end. At Dana North an interpreted SE-dipping thrust fault was used for the lower boundary of the grade shells. At Lismer's Ridge the zones were not extended more than 300m below surface (0 m elevation).  Block grade estimates, however, were limited by the imposed search distances in the interpolation, so that blocks located beyond the range of the maximum search ellipse were not assigned a value or category.

At Varley, a gradeshell of 500ppb 3E proved to be too erratic and discontinuous to use as a model constraint so a lower cutoff of 200ppb was selected.

The geology and mineralization outlines were transferred to the level plans as a check for internal consistency of both shells. These level plan interpretations were eventually used as a basis for the solid modeling, as the trend of the zones in plan view was quite variable and the drill sections were often not perpendicular to them.

The extensive surface rock sampling of the stripped areas on the Dana Lake zone was utilized where possible to more accurately determine the outline of the mineralization between surface and the first down dip drill hole.  The surface assay values were not used in this resource calculation because they are not continuous and cannot be compared to 5 metre drill hole composites.

The outlines were digitized onto level plans and sections in SURPAC and used to construct 3D solid models, firstly of the host breccia zones and secondly, within these breccia zones, 3D solid models of the mineralized zones.  Finally, any post-mineral dykes were interpreted based on drill hole lithology. These were assumed to be vertical if there were insufficient drill hole intercepts to model them in three dimensions.

Five-metre, down hole composites were then generated from the intervals within the breccia and interpreted mineral zones for each area. This data was then used for statistical analysis and variography.  Variograms1 were constructed for each element to establish any nugget effect and analyze spatial variability. Directional variograms were then modeled using a pairwise-relative transformation to determine any anisotropy.  Since the mineralized zones were very narrow, it was not possible to use only these composites to determine anisotropy as

1 The term 'variogram' is used throughout this section as an abbreviation of 'experimental semi-variogram'.

Derry, Michener, Booth & Wahl Consultants Ltd.

there were insufficient sample pairs available in many directions.  Therefore, composites from the entire breccia zone were used as an aid in the range estimates. Nugget, sill and range values obtained from this study were used to establish search ellipses and kriging parameters for block model interpolation.

Computer block models were created for each of the three zones with a block size of 5x5x5 m as five metres was selected as a minimum selected mining and bench height for a bulk-tonnage mining operation.  The block model for Lismer's Ridge was rotated 45o to the west to match the orientation of the drilling grid.

Grades for Au, Pt and Pd were interpolated using ordinary kriging with separate estimations performed for each element and each mineral zone.  Grades for Ni and Cu were interpolated using Inverse Distance to the third power (ID3).

4.4

Cut-off Parameters

The cut off parameter used for reporting block model statistics within mineralized zone constraints is a combined Pt+Pd grade. The resources within each zone are reported for cutoffs ranging from 0.0 to 1.5 g/t Pt+Pd (PGE).  The cutoff used for the summary resources remains at 0.7 g/t PGE. This is based on historical resource estimates for the Lac des Iles Mine which is the only active Pt/Pd producer in the Canada.

4.5

Tonnage Factor

Specific gravity values were calculated for 96 samples of drill core from within the breccia and mineralized zones. Samples consisted of 0.5 metre intervals of NQ size core. They were submitted for testing to XRAL in Rouyn, Noranda between late July and mid August of 2001. The specific gravity results ranged from 2.66 to 3.04, with the exception of one extreme value of 4.74 which was considered to be an erratic and was eliminated from the data set. Both the mean and median specific gravity values for all other samples in the data set were 2.89 indicating a normal population distribution, and this value was used for tonnage calculations. There was no relationship found between grade and specific gravity.

4.6

Classification of Resources

Resource classifications used in this study conform to the following CIMM definitions:

Measured Mineral Resource

A 'Measured Mineral Resource' is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Derry, Michener, Booth & Wahl Consultants Ltd.

Indicated Mineral Resource

An 'Indicated Mineral Resource' is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred Mineral Resource

An 'Inferred Mineral Resource' is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

For the Dana Lake and Lismer's Ridge zones, the minimum requirements used to estimate a block were as follows:

  Minimum number of composites = 3

  Maximum number of composites=15

  Maximum composites used from a single drill hole = 3

The search parameters derived from the variogram modeling are shown in the following table.

Table 6.6-1 Search Parameters used in Block Estimation - Dana Lake and Lismers Ridge

Zone	Variable	Major Axis	Semi Maj. Axis	Minor Axis	Dist. (m) Major Axis	Dist. (m) Semi Maj. Axis	Dist. (m) Minor Axis
Dana North	Pd	Az 142 Dip -60	Az 322 Dip -30	Az 052 Dip 0	73	73	31
	Pt	Az 142 Dip -60	Az 322 Dip -30	Az 052 Dip 0	87	66	33
	Au	Az 142 Dip -60	Az 322 Dip -30	Az 052 Dip 0	75	75	27
	Cu	Az 142 Dip -60	Az 322 Dip -30	Az 052 Dip 0	75	75	31
	Ni	Az 142 Dip -60	Az 322 Dip -30	Az 052 Dip 0	75	75	31
Dana South	Pd	Az 130 Dip -30	Az 310 Dip -60	Az 040 Dip 0	60	55	26.5
	Pt	Az 130 Dip -30	Az 310 Dip -60	Az 040 Dip 0	67	66	29
	Au	Az 130 Dip -30	Az 310 Dip -60	Az 040 Dip 0	70	69	25
	Cu	Az 130 Dip -30	Az 310 Dip -60	Az 040 Dip 0	65	65	26.5
	Ni	Az 130 Dip -30	Az 310 Dip -60	Az 040 Dip 0	65	65	26.5
Lismers Ridge N of 70900N	Pd	Az 132 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	35
	Pt	Az 132 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	35
	Au	Az 132 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	38
	Cu	Az 132 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	35
	Ni	Az 132 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	35
Lismers Ridge S of 70900N	Pd	Az 167 Dip 0	Az 167 Dip -90	Az 077 Dip 0	100	100	44
	Pt	Az 167 Dip 0	Az 167 Dip -90	Az 077 Dip 0	100	100	51
	Au	Az 167 Dip 0	Az 167 Dip -90	Az 077 Dip 0	100	100	43
	Cu	Az 167 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	44
	Ni	Az 167 Dip 0	Az 167 Dip -90	Az 077 Dip 0	90	90	44

For the Varley Deposit inferred resource estimate the minimum requirements used to estimate a block were as follows:

Derry, Michener, Booth & Wahl Consultants Ltd.

  Minimum number of composites = 2

  Maximum number of composites=15

  Maximum composites used from a single drill hole = 4

The search parameters based on the deposit geometry and drill hole spacing are shown in the following table.

Table 6.6-2 Search Parameters used in Block Estimation for Varley

Zone	Variable	Major Axis	Semi Maj. Axis	Minor Axis	Dist. (m) Major Axis	Dist. (m) Semi Maj. Axis	Dist. (m) Minor Axis
Varley N of 69000N	Pd	Az 315 Dip 0	Az 315 Dip -90	Az 045 Dip 0	125	62.5	12.5
	Pt	Az 315 Dip 0	Az 315 Dip -90	Az 045 Dip 0	125	62.5	12.5
	Au	Az 315 Dip 0	Az 315 Dip -90	Az 045 Dip 0	125	62.5	12.5
	Cu	Az 315 Dip 0	Az 315 Dip -90	Az 045 Dip 0	125	62.5	12.5
	Ni	Az 315 Dip 0	Az 315 Dip -90	Az 045 Dip 0	125	62.5	12.5
Varley S of 69000N	Pd	Az 345 Dip 0	Az 345 Dip -90	Az 075 Dip 0	125	62.5	12.5
	Pt	Az 345 Dip 0	Az 345 Dip -90	Az 075 Dip 0	125	62.5	12.5
	Au	Az 345 Dip 0	Az 345 Dip -90	Az 075 Dip 0	125	62.5	12.5
	Cu	Az 345 Dip 0	Az 345 Dip -90	Az 075 Dip 0	125	62.5	12.5
	Ni	Az 345 Dip 0	Az 345 Dip -90	Az 075 Dip 0	125	62.5	12.5

For this resource estimation, blocks within the zone constraints were classified as measured, indicated or inferred using a geostatisical method based on the block kriging variance (Blackwell, 1999). For each block the relative kriging standard deviation (RKSD) was determined for Pt and Pd and then averaged. This provides a quantitative value incorporating the nugget effect, sill value, number of composites used in the interpolation, and location of the composites relative to the anisotropy. The limits used for determining the classification were derived from visual inspection of plans and sections. The difference in cutoff values for Lismer's Ridge is due to the overall lower grade and variance of Pd and Pt in that deposit. The criteria used for classification were as follows:

Dana Lake Zones

Measured

- blocks with an average Pt-Pd RKSD <=0.4

Indicated

- blocks with an average Pt-Pd RKSD between 0.4 and 0.9

Inferred

- blocks with an average Pt-Pd RKSD >0.9

Lismer's Ridge Zones

Measured

- blocks with an average Pt-Pd RKSD <=0.3

Indicated

- blocks with an average Pt-Pd RKSD between 0.3 and 0.6

Inferred

- blocks with an average Pt-Pd RKSD >0.6

Any blocks estimated beyond the grade shell constraints were assigned to the inferred category.

Figure 7-1 illustrates the block class distribution through a typical cross section.

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 6-1 Block Classification - Dana South Zone Cross Section 72000 North

1

Derry, Michener, Booth & Wahl Consultants Ltd.

2

MINERAL RESOURCES OF RIVER VALLEY PGM PROJECT

2.1

DANA NORTH ZONE

2.1.1

Zone Geometry and Continuity

The Dana North Zone has been tested by a total of 105 drill holes over a strike length of 850 metres and a vertical distance of up to 400 metres (from ~325 metres ASL down to -100 metres ASL). Drilling was carried out on thirteen east-west oriented sections and three sections oriented at 045o.  A total of 60 holes were oriented 090o, 8 holes were oriented at 270o, 4 holes were oriented at 000o, 27 holes were oriented at 045o and the remaining 6 were oriented between 059o and 064o. Most holes were drilled at a dip of -45o, 20 were drilled at inclinations of between 50 and 70o and 4 were vertical. Fifty-four holes totalling 11,921 metres were completed during Phase VI program.

Mineralization is contained almost entirely within the Breccia Unit. This unit has the form of a planar to irregularly planar sheet with a mean strike of N35W that dips steeply to the west and is locally vertical. Its thickness varies between 40 and 100 metres with thicknesses between 60 and 80 metres being most common.  A representative cross section (435N) and level plan (250m elev.) for the Dana North zone, showing breccia and mineralization outlines and block model grades are in the map pockets at the back of this report.

Structurally the zone is interpreted to lie above a moderately SE-dipping fault zone. Smaller sub-vertical faults have been mapped on surface and intersected in drill core but no significant displacement is evident.  One dyke up to several metres in width cuts the zone around 72375N.

Mineralization exceeding a grade of 500 ppb 3E occurs as an irregular sheet with widths varying from 5 to 40 metres. The mineralized zone shows excellent continuity on strike and to depth. Of the 850 metres strike length tested to date drilling indicates continuity of mineralization over approximately 500 metres.  To the south, the zone appears to pinch out or become fragmented below 72285N. It also pinches out to the north around 72975N but a mineralized intercept in hole DL-106 may represent a faulted offset at depth, possibly below the major fault zone.

2.1.2

Statistics

The Dana North Zone has a slightly lower Pd/Pt ratio than Dana South and the mean grades for Au, Pt and Pd are also lower.  A decile analysis revealed that, although the upper decile marginally exceeds 40% contained metal for Pd, the upper percentile is below 10% and thus no capping of grades is necessary. The upper deciles for Pt and Au are at or below 40% contained metal.

Statistics for the downhole composites for the Dana North Zone are shown Table 7.1- 1.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.1-2 Statistics for Dana North Zone composites

Elem	n	min	max	Mean	Median	StdDev	Variance	Coef.Var
Au	707	0.001	0.339	0.060	0.048	0.043	0.002	0.724
Pt	707	0.005	1.437	0.310	0.232	0.240	0.057	0.774
Pd	707	0.009	4.554	0.885	0.640	0.761	0.578	0.859
Cu	707	0.003	0.503	0.093	0.083	0.057	0.003	0.614
Ni	707	0.002	0.068	0.019	0.017	0.010	0.000	0.518

Histograms of frequency distribution (Figure 7-1) indicate that the populations for Pt and Pd approach a log-normal distribution and exhibit no clear bimodality. Similar distributions were seen for Au. Ni and Cu populations were skewed but not really log normal.

Figure 7-1 Log histograms for Pt and Pd in the Dana North Zone

Semivariograms for Pt and Pd showed nested spherical structures with a short range structure at 15-32 metres and longer range structures at 31-87 metres. Directional pairwise relative variograms indicated a moderate anisotropy with the longest range, of approximately 87 metres, along the trend of the zone (142o) and plunging 60o to the southeast. Semivariograms for gold exhibited similar structures and ranges. Table 7.1-2 summarizes the variogram model parameters for Dana North.

Table 7.1-2 Dana North Semivariogram Model parameters

Variable	Direction	Co	C1	C2	Range at a1 (m)	Range at a2 (m)
Pd	Az 142 Dip -60	0.040	0.217	0.093	31	73
	Az 322 Dip -30	0.04	0.217	0.093	32	73
	Az 052 Dip 0	0.04	0.217	0.093	26	31
Pt	Az 142 Dip -60	0.007	0.018	0.008	25	87
	Az 322 Dip -30	0.007	0.018	0.008	15	66
	Az 052 Dip 0	0.007	0.018	0.008	19	33
Au	Az 142 Dip -60	0.0002	0.0005	0.0005	23	75
	Az 322 Dip -30	0.0002	0.0005	0.0005	23	75
	Az 052 Dip 0	0.0002	0.0005	0.0005	26	27

Derry, Michener, Booth & Wahl Consultants Ltd.

2.1.3

Dana North Resource Estimate

A flattened search ellipse oriented NW-SE was used for kriging of Au and PGE grades and for Inverse Distance Cubed interpolation Ni and Cu. Ranges and anisotropic ratios for Au, Pt and Pd were taken from the variogram models. Search parameters used for the Inverse Distance cubed estimate for Cu and Ni were the same as those for Pd. In a few cases, Pt values were estimated where Pd was not due to the different maximum search ranges. These were subsequently reset as 'uninterpolated' blocks.  Figure 7-2 illustrates the grade distribution through a typical cross section in the Dana North zone.

Figure 7-2 Block Grade distribution in the Dana North Zone - Cross Section at 72650 North

Derry, Michener, Booth & Wahl Consultants Ltd.

The estimated mineral resources for the Dana North Zone above incremental cut-offs are shown in the following tables.

Table 7.1-3 Dana North Measured Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	2,632	0.080	0.427	1.324	0.119	0.022	1.751	1.831	6.8	36.1	112.1	155.0
0.5	2,632	0.080	0.427	1.324	0.119	0.022	1.751	1.831	6.8	36.1	112.1	155.0
0.6	2,631	0.080	0.427	1.325	0.119	0.022	1.752	1.831	6.8	36.1	112.1	154.9
0.7	2,623	0.080	0.428	1.327	0.120	0.022	1.755	1.835	6.8	36.1	111.9	154.8
0.8	2,604	0.080	0.429	1.333	0.120	0.022	1.762	1.843	6.7	35.9	111.6	154.2
0.9	2,573	0.081	0.431	1.342	0.120	0.022	1.773	1.854	6.7	35.7	111.0	153.4
1.0	2,523	0.081	0.435	1.355	0.121	0.022	1.789	1.871	6.6	35.3	109.9	151.7
1.1	2,464	0.082	0.439	1.369	0.122	0.022	1.807	1.889	6.5	34.7	108.4	149.6
1.2	2,394	0.083	0.442	1.384	0.123	0.022	1.826	1.909	6.4	34.1	106.5	146.9
1.3	2,292	0.084	0.448	1.404	0.124	0.023	1.852	1.935	6.2	33.0	103.5	142.6
1.4	2,162	0.085	0.453	1.428	0.125	0.023	1.882	1.966	5.9	31.5	99.3	136.7
1.5	1,947	0.086	0.462	1.467	0.127	0.023	1.929	2.015	5.4	28.9	91.9	126.2

Table 7.1-4 Dana North indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	6,526	0.052	0.268	0.742	0.084	0.018	1.011	1.063	10.9	56.3	155.8	223.0
0.5	6,462	0.052	0.270	0.747	0.085	0.018	1.016	1.069	10.9	56.0	155.2	222.0
0.6	6,279	0.053	0.272	0.757	0.085	0.018	1.030	1.083	10.7	55.0	152.9	218.6
0.7	5,881	0.054	0.278	0.777	0.087	0.018	1.055	1.109	10.2	52.6	146.9	209.6
0.8	5,008	0.056	0.290	0.817	0.089	0.019	1.107	1.163	9.0	46.7	131.6	187.3
0.9	4,004	0.058	0.305	0.867	0.092	0.019	1.172	1.230	7.5	39.3	111.6	158.4
1.0	3,067	0.061	0.320	0.920	0.094	0.019	1.240	1.301	6.0	31.6	90.7	128.3
1.1	2,313	0.063	0.333	0.970	0.097	0.020	1.303	1.365	4.7	24.7	72.1	101.6
1.2	1,654	0.065	0.345	1.020	0.101	0.020	1.364	1.429	3.4	18.3	54.2	76.0
1.3	1,049	0.067	0.356	1.074	0.104	0.021	1.430	1.497	2.3	12.0	36.2	50.5
1.4	560	0.069	0.370	1.133	0.109	0.022	1.503	1.572	1.2	6.7	20.4	28.3
1.5	211	0.073	0.389	1.206	0.112	0.023	1.595	1.668	0.5	2.6	8.2	11.3

Table 7.1-5 Dana North Measured and Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	9,159	0.060	0.314	0.910	0.094	0.019	1.223	1.284	17.7	92.4	267.9	378.0
0.5	9,094	0.060	0.315	0.914	0.094	0.019	1.229	1.289	17.7	92.1	267.2	377.0
0.6	8,911	0.061	0.318	0.925	0.095	0.019	1.243	1.304	17.5	91.1	265.0	373.5
0.7	8,504	0.062	0.324	0.947	0.097	0.019	1.271	1.333	17.0	88.6	258.8	364.4
0.8	7,612	0.064	0.338	0.994	0.099	0.020	1.331	1.396	15.7	82.6	243.2	341.5
0.9	6,577	0.067	0.354	1.053	0.103	0.020	1.407	1.474	14.2	74.9	222.6	311.7
1.0	5,590	0.070	0.372	1.116	0.106	0.021	1.488	1.558	12.6	66.8	200.6	280.0
1.1	4,778	0.073	0.387	1.175	0.110	0.021	1.563	1.636	11.2	59.5	180.6	251.2
1.2	4,048	0.076	0.402	1.235	0.113	0.022	1.637	1.713	9.8	52.4	160.7	222.9
1.3	3,342	0.079	0.419	1.300	0.117	0.022	1.719	1.798	8.4	45.0	139.7	193.1
1.4	2,722	0.082	0.436	1.367	0.121	0.023	1.804	1.885	7.1	38.2	119.7	165.0
1.5	2,159	0.085	0.455	1.441	0.125	0.023	1.896	1.981	5.9	31.6	100.0	137.5

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.1-6 Dana North Inferred Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	469	0.033	0.163	0.418	0.061	0.014	0.581	0.614	0.5	2.5	6.3	9.3
0.5	378	0.034	0.169	0.451	0.064	0.015	0.621	0.655	0.4	2.1	5.5	8.0
0.6	221	0.035	0.178	0.488	0.067	0.016	0.666	0.701	0.2	1.3	3.5	5.0
0.7	41	0.035	0.209	0.559	0.066	0.015	0.769	0.803	0.0	0.3	0.7	1.1
0.8	9	0.043	0.227	0.618	0.076	0.016	0.845	0.888	0.0	0.1	0.2	0.3
> 0.9	0

2.2

Dana South Zone

2.2.1

Zone Geometry and Continuity

This zone lies 600 metres south and east of Dana North. The Dana South zone has been tested by 88 drill holes (12 in Phase VI) over a strike length of approximately 375 metres and to a vertical depth of approximately 400 metres (from 300m to -50 metres ASL).  A total of 32 drill holes were drilled at an orientation of 090o on five east-west oriented vertical sections spaced 25 metres apart.  Three new holes at the same orientation were drilled on separate sections further north at about 50 metre step-outs.  The remaining 56 holes were drilled at an orientation of 045o on 8 vertical sections spaced 25 metres apart at the south end of the zone.  Three holes were drilled on wider step-outs to the southeast.  Holes drilled from both orientations overlap over approximately 75 metres of strike length. The holes were drilled at inclinations between -43o and -54o.

A majority of mineralized samples in the Dana South zone are contained within the Breccia Zone, with scattered values occurring in the Inclusion Bearing Zone and Boundary Zone. The Breccia Zone in this area occurs as an irregular sheet, as would be considered typical for an intrusive breccia, that ranges in thickness from 20 to 60 metres.  Most of the irregularity is along strike, giving the appearance in plan of folding.  The unit has a consistent vertical to steeply easterly dipping orientation. A representative cross section (175S) and level plan (200m elev.) for the Dana South zone, showing breccia and mineralization outlines and block model grades are in the map pockets at the back of this report.

To the north, the zone is offset by an east-west trending, steeply-dipping fault with apparent right-lateral displacement. The precise net slip vector is not known but movement is estimated from level plan and section to be around 100m.

Mineralization at a 500 ppb (Au+Pt+Pd) cut off occurs within the Breccia Zone as irregular sheets and pods.  These range in thickness from less than 5 metres to 35 metres in thickness, often averaging approximately 20 metres.  Continuity along strike varies from approximately 30 metres to over 150 metres.  Similarly, continuity in the vertical direction can be demonstrated on vertical section to range from 20 metres up to 350 metres.  A majority of the mineralized material is contained within one main sheet bordering the footwall or boundary zone contact.  Two smaller, pod-like zones on the "hanging wall" side of this sheet lie near the southern end of the zone.

Derry, Michener, Booth & Wahl Consultants Ltd.

2.2.2

Statistics

Dana South Zone was the most densely drilled of the three zones.  Decile analysis of the raw drill hole assays shows that both Pt and Pd have an upper decile close to 40% contained metal.  However, since the upper percentile is well below 10% no capping of grades is deemed necessary. The upper decile for Au is below 40% and the highest single assay value is less than 1 g/t Au.

The composite statistics for the Dana South Zone shown in Table 7.2-1.

Table 7.2-1 Statistics for Dana South Zone composites

Elem	n	min	max	Mean	Median	StdDev	Variance	Coef.Var
Au	578	0.002	0.719	0.076	0.061	0.061	0.004	0.797
Pt	578	0.002	3.376	0.421	0.323	0.366	0.134	0.868
Pd	578	0.015	10.166	1.387	1.050	1.219	1.486	0.879
Cu	578	0.004	0.590	0.118	0.106	0.073	0.005	0.613
Ni	578	0.003	0.086	0.021	0.020	0.011	0.000	0.513

Histograms of frequency distribution (Figure 7-3) indicate that the populations for Pt and Pd are skewed but not really log-normal and exhibit no clear bimodality. Similar distributions were seen for Au, Ni and Cu (not shown).

Figure 7-3 Log histograms for Pt and Pd in the Dana South Zone

Semivariograms models for Pt and Pd showed nested spherical models with short range structure of approximately 15-24 metres and longer range structure of 26-67 metres.  Directional pairwise relative variograms indicated a moderate anisotropy with the longest range, of approximately 70 metres, along the trend of the zone (130o) and plunging about 30o to the southeast. Variograms for gold exhibited similar structures and ranges. Table 7.2-2 summarizes the variogram model parameters for Dana South.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.2-2 Dana South Semivariogram Model parameters

Variable	Direction	Co	C1	C2	Range at a1 (m)	Range at a2 (m)
Pd	Az 130 Dip -30	0.072	0.389	0.559	17	60
	Az 310 Dip -60	0.072	0.389	0.559	19	55
	Az 040 Dip 0	0.072	0.389	0.559	15	26.5
Pt	Az 130 Dip -30	0.016	0.032	0.033	24	67
	Az 310 Dip -60	0.016	0.032	0.033	24	66
	Az 040 Dip 0	0.016	0.032	0.033	18	29
Au	Az 130 Dip -30	0.0004	0.00065	0.00011	13	70
	Az 310 Dip -60	0.00036	0.00065	0.00011	14	69
	Az 040 Dip 0	0.00036	0.00065	0.00011	11	25

2.2.3

Dana South Resource Estimate

At Dana South, search ellipsoids with maximum range of between 60 and 70 metres were used for block model interpolation (Table 7.6-1). Pt, Pd and Au were interpolated by ordinary kriging with a minimum of 3 composites required to calculate a block value. Ni and Cu were interpolated by the Inverse Distance Cubed method.  Figure 7-4 illustrates the grade distribution through a typical cross section in the Dana South zone.

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 7-4 Block Grade distribution in the Dana South Zone - Cross Section at 72000 North

The estimated mineral resources for the Dana South zone, at incremental cut-offs, are shown in the following Tables.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.2-3 Dana South Measured Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	1,496	0.100	0.625	2.122	0.161	0.027	2.747	2.847	4.8	30.1	102.0	136.9
0.5	1,496	0.100	0.625	2.122	0.161	0.027	2.747	2.847	4.8	30.1	102.0	136.9
0.6	1,496	0.100	0.625	2.122	0.161	0.027	2.747	2.847	4.8	30.1	102.0	136.9
0.7	1,496	0.100	0.625	2.122	0.161	0.027	2.747	2.847	4.8	30.1	102.0	136.9
0.8	1,496	0.100	0.625	2.122	0.161	0.027	2.747	2.847	4.8	30.1	102.0	136.9
0.9	1,496	0.100	0.625	2.122	0.161	0.027	2.747	2.847	4.8	30.1	102.0	136.9
1.0	1,495	0.100	0.625	2.122	0.161	0.027	2.748	2.847	4.8	30.1	102.0	136.9
1.1	1,492	0.100	0.626	2.125	0.161	0.027	2.751	2.851	4.8	30.0	102.0	136.8
1.2	1,489	0.100	0.627	2.127	0.161	0.027	2.754	2.854	4.8	30.0	101.9	136.7
1.3	1,478	0.100	0.629	2.137	0.162	0.027	2.766	2.866	4.8	29.9	101.5	136.2
1.4	1,467	0.101	0.631	2.145	0.162	0.027	2.776	2.877	4.7	29.8	101.2	135.7
1.5	1,448	0.101	0.635	2.159	0.163	0.027	2.794	2.895	4.7	29.6	100.5	134.7

Table 7.2-4 Dana South Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	3,536	0.071	0.379	1.225	0.112	0.020	1.603	1.674	8.0	43.1	139.2	190.3
0.5	3,534	0.071	0.379	1.225	0.112	0.020	1.604	1.675	8.0	43.0	139.2	190.3
0.6	3,527	0.071	0.379	1.227	0.113	0.020	1.606	1.677	8.0	43.0	139.1	190.2
0.7	3,516	0.071	0.380	1.229	0.113	0.020	1.609	1.680	8.0	42.9	138.9	189.9
0.8	3,485	0.071	0.382	1.235	0.113	0.020	1.617	1.688	8.0	42.7	138.4	189.1
0.9	3,422	0.071	0.384	1.246	0.114	0.020	1.631	1.702	7.9	42.3	137.1	187.3
1.0	3,304	0.072	0.389	1.266	0.115	0.021	1.655	1.727	7.6	41.3	134.5	183.4
1.1	3,088	0.073	0.397	1.300	0.117	0.021	1.697	1.770	7.2	39.4	129.1	175.7
1.2	2,818	0.074	0.407	1.342	0.119	0.021	1.749	1.823	6.7	36.8	121.6	165.2
1.3	2,539	0.076	0.417	1.387	0.121	0.021	1.804	1.880	6.2	34.0	113.2	153.4
1.4	2,233	0.077	0.428	1.438	0.124	0.022	1.866	1.944	5.6	30.8	103.2	139.5
1.5	1,969	0.079	0.439	1.483	0.126	0.022	1.922	2.001	5.0	27.8	93.9	126.7

Table 7.2-5 Dana South Measured and Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	5,032	0.079	0.452	1.492	0.127	0.022	1.944	2.023	12.8	73.1	241.3	327.3
0.5	5,030	0.079	0.452	1.492	0.127	0.022	1.944	2.023	12.8	73.1	241.3	327.2
0.6	5,023	0.079	0.452	1.494	0.127	0.022	1.946	2.025	12.8	73.1	241.2	327.1
0.7	5,012	0.079	0.453	1.496	0.127	0.022	1.949	2.028	12.8	73.0	241.1	326.8
0.8	4,981	0.079	0.455	1.502	0.128	0.022	1.956	2.036	12.7	72.8	240.5	326.0
0.9	4,918	0.080	0.458	1.513	0.128	0.022	1.971	2.050	12.6	72.3	239.2	324.2
1.0	4,800	0.080	0.462	1.533	0.129	0.022	1.996	2.076	12.4	71.4	236.6	320.3
1.1	4,581	0.081	0.471	1.569	0.131	0.023	2.041	2.122	12.0	69.4	231.1	312.5
1.2	4,308	0.083	0.483	1.614	0.134	0.023	2.097	2.180	11.5	66.8	223.6	301.9
1.3	4,017	0.084	0.495	1.663	0.136	0.023	2.158	2.243	10.9	63.9	214.8	289.6
1.4	3,700	0.086	0.509	1.719	0.139	0.024	2.227	2.314	10.3	60.5	204.4	275.2
1.5	3,416	0.088	0.522	1.770	0.142	0.024	2.292	2.380	9.7	57.3	194.4	261.4

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.2-6 Dana South Inferred Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	805	0.044	0.221	0.563	0.073	0.016	0.784	0.829	1.1	5.7	14.6	21.4
0.5	758	0.045	0.224	0.581	0.074	0.016	0.805	0.849	1.1	5.5	14.1	20.7
0.6	672	0.045	0.225	0.612	0.076	0.016	0.837	0.883	1.0	4.9	13.2	19.1
0.7	552	0.047	0.229	0.648	0.079	0.017	0.876	0.923	0.8	4.1	11.5	16.4
0.8	344	0.051	0.253	0.704	0.086	0.018	0.957	1.008	0.6	2.8	7.8	11.1
0.9	220	0.053	0.266	0.751	0.091	0.018	1.018	1.071	0.4	1.9	5.3	7.6
1.0	104	0.053	0.276	0.819	0.093	0.018	1.094	1.147	0.2	0.9	2.7	3.8
1.1	34	0.053	0.304	0.902	0.098	0.018	1.205	1.259	0.1	0.3	1.0	1.4
1.2	13	0.052	0.355	0.955	0.105	0.018	1.311	1.362	0.0	0.1	0.4	0.6
1.3	7	0.050	0.396	0.969	0.108	0.019	1.365	1.415	0.0	0.1	0.2	0.3
1.4	1	0.048	0.386	1.043	0.103	0.017	1.429	1.477	0.0	0.0	0.0	0.0
1.5	0

2.3

Mineral Resources of the Dana Lake Deposit

The Dana North and Dana South zones are in effect parts of the same deposit separated by a wide cross-cutting deformation zone. The average grades of the combined Dana North and Dana South zones, at a range of cut-offs for Pt-Pd, are shown in the following Tables.

Table 7.3-1 Dana Deposit Combined Measured Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	4,128	0.088	0.499	1.613	0.134	0.024	2.112	2.200	11.6	66.2	214.1	292.0
0.5	4,128	0.088	0.499	1.613	0.134	0.024	2.112	2.200	11.6	66.2	214.1	292.0
0.6	4,127	0.088	0.499	1.614	0.134	0.024	2.112	2.200	11.6	66.2	214.1	291.9
0.7	4,119	0.088	0.499	1.616	0.134	0.024	2.115	2.203	11.6	66.1	214.0	291.8
0.8	4,099	0.088	0.501	1.621	0.135	0.024	2.122	2.210	11.6	66.0	213.6	291.2
0.9	4,069	0.088	0.503	1.628	0.135	0.024	2.131	2.220	11.5	65.8	213.0	290.4
1.0	4,018	0.089	0.506	1.640	0.136	0.024	2.146	2.235	11.5	65.4	211.9	288.7
1.1	3,956	0.089	0.509	1.654	0.136	0.024	2.163	2.252	11.4	64.8	210.4	286.5
1.2	3,883	0.090	0.513	1.669	0.137	0.024	2.182	2.272	11.2	64.1	208.4	283.7
1.3	3,770	0.091	0.519	1.691	0.138	0.025	2.210	2.301	11.0	62.9	205.0	278.9
1.4	3,629	0.092	0.525	1.718	0.140	0.025	2.244	2.335	10.7	61.3	200.5	272.5
1.5	3,395	0.093	0.536	1.762	0.142	0.025	2.298	2.391	10.2	58.5	192.3	261.0

Table 7.3-2 Dana Deposit Combined Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	10,062	0.058	0.307	0.912	0.094	0.019	1.219	1.277	18.9	99.3	295.0	413.3
0.5	9,996	0.059	0.308	0.916	0.094	0.019	1.224	1.283	18.9	99.0	294.4	412.3
0.6	9,806	0.059	0.311	0.926	0.095	0.019	1.237	1.296	18.6	98.0	292.0	408.7
0.7	9,397	0.060	0.316	0.946	0.097	0.019	1.262	1.322	18.1	95.5	285.8	399.5
0.8	8,493	0.062	0.328	0.989	0.099	0.019	1.316	1.378	16.9	89.5	270.0	376.3
0.9	7,427	0.064	0.341	1.042	0.102	0.020	1.383	1.447	15.3	81.5	248.7	345.6
1.0	6,371	0.066	0.356	1.099	0.105	0.020	1.455	1.521	13.6	72.8	225.2	311.6
1.1	5,402	0.068	0.369	1.159	0.109	0.020	1.528	1.596	11.9	64.1	201.2	277.2
1.2	4,472	0.071	0.384	1.223	0.112	0.021	1.607	1.677	10.2	55.2	175.9	241.2
1.3	3,588	0.073	0.399	1.295	0.116	0.021	1.695	1.768	8.4	46.1	149.4	203.9
1.4	2,793	0.076	0.417	1.377	0.121	0.022	1.793	1.869	6.8	37.4	123.6	167.8
1.5	2,180	0.078	0.434	1.456	0.125	0.022	1.890	1.968	5.5	30.4	102.1	137.9

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.3-3 Dana Deposit Combined Measured and Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	14,191	0.067	0.363	1.116	0.106	0.020	1.478	1.545	30.5	165.5	509.0	705.1
0.5	14,125	0.067	0.364	1.120	0.106	0.020	1.483	1.550	30.5	165.2	508.4	704.1
0.6	13,933	0.068	0.366	1.130	0.107	0.020	1.496	1.564	30.3	164.1	506.0	700.4
0.7	13,516	0.068	0.372	1.150	0.108	0.021	1.522	1.590	29.7	161.6	499.7	691.1
0.8	12,592	0.070	0.384	1.194	0.110	0.021	1.578	1.648	28.5	155.4	483.5	667.4
0.9	11,495	0.073	0.398	1.249	0.113	0.021	1.648	1.720	26.8	147.3	461.7	635.8
1.0	10,389	0.075	0.414	1.308	0.117	0.022	1.722	1.797	25.0	138.2	437.0	600.2
1.1	9,358	0.077	0.428	1.368	0.120	0.022	1.796	1.873	23.2	128.9	411.5	563.6
1.2	8,356	0.079	0.444	1.430	0.124	0.023	1.874	1.953	21.3	119.2	384.2	524.7
1.3	7,359	0.082	0.460	1.498	0.127	0.023	1.958	2.040	19.4	108.9	354.4	482.7
1.4	6,422	0.084	0.478	1.569	0.131	0.024	2.047	2.132	17.4	98.7	324.0	440.1
1.5	5,575	0.087	0.496	1.642	0.135	0.024	2.138	2.225	15.6	88.9	294.3	398.8

Table 7.3-4 Dana Deposit Combined Inferred Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
PGE	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	1,273	0.040	0.200	0.510	0.068	0.015	0.709	0.750	1.6	8.2	20.9	30.7
0.5	1,135	0.041	0.206	0.537	0.071	0.016	0.744	0.785	1.5	7.5	19.6	28.6
0.6	893	0.043	0.214	0.581	0.074	0.016	0.795	0.838	1.2	6.1	16.7	24.1
0.7	592	0.046	0.227	0.642	0.078	0.017	0.869	0.915	0.9	4.3	12.2	17.4
0.8	353	0.051	0.253	0.701	0.085	0.018	0.954	1.005	0.6	2.9	8.0	11.4
0.9	220	0.053	0.266	0.751	0.091	0.018	1.018	1.071	0.4	1.9	5.3	7.6
1.0	104	0.053	0.276	0.819	0.093	0.018	1.094	1.147	0.2	0.9	2.7	3.8
1.1	34	0.053	0.304	0.902	0.098	0.018	1.205	1.259	0.1	0.3	1.0	1.4
1.2	13	0.052	0.355	0.955	0.105	0.018	1.311	1.362	0.0	0.1	0.4	0.6
1.3	7	0.050	0.396	0.969	0.108	0.019	1.365	1.415	0.0	0.1	0.2	0.3
1.4	1	0.048	0.386	1.043	0.103	0.017	1.429	1.477	0.0	0.0	0.0	0.0
1.5	0

2.4

Lismer's Ridge Deposit

2.4.1

Geometry and Continuity

The Lismer's Ridge zone is in effect a separate PGM deposit and has been so designated in this section and following sections.

Lismer's Ridge has been tested by a total of 128 drill holes over at strike length of 1500 metres to a vertical depth of nearly 300 metres (from surface at ~310 metres ASL down to 0 metres ASL). Most of holes were drilled on sections oriented at 045o at a dip of -45o. A few were drilled at steeper angles and four holes at the south end of the zone were drilled at an angle of -45o towards the east. The majority of holes were drilled on sections spaced 25 to 50 metres apart. Near the north end of the zone there is a drilling gap of approximately 200 metres where a gabbro dyke at least 125 metres wide interrupts the zone. Phase VI drilling (41 holes) carried out in 2003 and 2004 consisted largely of in-fill and deeper drilling throughout the zone.

As with the Dana North and Dana South zones, a majority of mineralization is hosted within the Breccia Unit. At the northern end, from 71500S to 70850S, the Breccia Unit is irregular in shape, often in cross section having a narrow neck extending to surface from a rounded body

Derry, Michener, Booth & Wahl Consultants Ltd.

at depth. The neck may be as narrow as 5-10 metres with the underlying body having apparent thickness ranging from 70 metres to greater than 100 metres. Further south, from 70850S to 70350S, the Breccia Zone is planar, and vertical to very steeply northeasterly dipping with widths varying from 25 to 75 metres. Two representative cross sections (1425SE and 2450SE) and level plan (200m elev.) for Lismer's Ridge, showing breccia and mineralization outlines and block model grades are in the map pockets at the back of this report.

Mineralization at Lismer's Ridge occurs as planar sheets, which are steeply dipping to vertical. The thickness of these sheets varies from five metres to approximately 35 metres with thicknesses of 10 to 25 metres being common. Continuity along strike is excellent. To the north of the dike, mineralization has been defined by drilling on five sections over a strike length of 200 metres. To the south of the dike, drilling has defined a continuous zone of mineralization over a strike length 850 metres. The strongest widths and grades occur in the northern and southern portions of the zone which are separated by a narrower, weakly mineralized portion, 5 to 15 metres in width and approximately 150m in length. Continuity in the vertical dimension is also well defined by drilling.

2.4.2

Statistics

The raw drill hole assays for Lismer's Ridge contain one extreme value for Pt and Pd (51 g/t Pd, 22 g/t Pt over 0.5m) in hole LR-02. A decile analysis of the grades within the mineralized zone reveals that over 10% of the total metal is contained in the upper percentile for both elements.  In order to limit the influence of this one high-grade sample, it was capped prior to compositing at 14g/t Pd and 6 g/t Pt which were the rounded values of the next highest grades.  The upper decile for Au is below 40% and the highest single assay value is less than 2 g/t.

Statistics on the downhole composites for the Lismer's Ridge zone are given in Table 7.4-1.

Table 7.4-1 Statistics for Lismer's Ridge composites (after 1 interval capped)

Elem	n	min	max	Mean	Median	StdDev	Variance	Coef.Var
Au	713	0.000	0.223	0.047	0.039	0.032	0.001	0.687
Pt	713	0.003	2.541	0.266	0.216	0.201	0.041	0.756
Pd	713	0.001	5.545	0.685	0.553	0.538	0.290	0.785
Cu	713	0.007	0.283	0.080	0.070	0.046	0.002	0.583
Ni	713	0.003	0.157	0.020	0.017	0.013	0.000	0.664

Histograms of frequency distribution (Figure 7-5) indicate that the populations for Pt and Pd are close to log-normal and exhibit no clear bimodality. Similar distributions were seen for Au. Ni and Cu were skewed but not as close to being log-normal.

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 7-5 Log histograms for Pt and Pd - Lismer's Ridge Zone

The Lismer's Ridge zone makes a fairly abrupt change of direction around 70900 north. For this reason it was split into a north and south section for modeling purposes.  This was a 'soft' boundary within the mineralized zone so that composites from both sides were used in the interpolation.

Modeling of variograms for Pt, Pd and Au resulted in nested spherical structures similar to those of the Dana Lake zone. The first range was between 15 and 35 metres and the second range between 35 and 100 metres. Due to the narrow width of the zone, there were insufficient sample pairs available to calculate meaningful directional variograms across the strike. For this reason, composites from the host breccia zone were included in the variogram modeling to assist in the interpretation. Directional pairwise relative variograms indicated a moderate anisotropy with the longest range in the vertical direction and along the trend of the zones (132o in the north and 167o in the south). The shortest ranges were between 35 and 38 metres across strike in the north and between 44 and 51 metres in the south.

2.4.3

Lismer's Ridge Resource Estimate

Anisotropic search ellipsoids oriented 132o and 167o respectively for the north and south sections were used for kriging of Au and PGE grades and for Inverse Distance Cubed interpolation Ni and Cu.  Ranges and anisotropic ratios for Au, Pt and Pd were taken from the variogram models (Table -1). Search parameters used for the Inverse Distance cubed estimate for Cu and Ni were the same as those for Pd.  Table 7.4-2 summarizes the variogram model parameters.

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.4-2 Lismer's Ridge Semivariogram Model parameters

Zone	Variable	Direction	Co	C1	C2	Range at a1 (m)	Range at a2 (m)
Lismer (North of 70900)	Pd	Az 132 Dip 0	0.058	0.041	0.0486	35	90
		Az 132 Dip -90	0.058	0.041	0.0486	35	90
		Az 042 Dip 0	0.058	0.041	0.0486	15	35
	Pt	Az 132 Dip 0	0.009	0.009	0.002	35	90
		Az 132 Dip -90	0.009	0.009	0.002	35	90
		Az 042 Dip 0	0.009	0.009	0.002	15	35
	Au	Az 132 Dip 0	0.0002	0.0002	0.0002	38	90
		Az 132 Dip -90	0.0002	0.0002	0.0002	38	90
		Az 042 Dip 0	0.0002	0.0002	0.0002	21	38
Lismer (South of 70900)	Pd	Az 167 Dip 0	0.058	0.041	0.0486	35	100
		Az 167 Dip -90	0.058	0.041	0.0486	35	100
		Az 077 Dip 0	0.058	0.041	0.0486	29	44
	Pt	Az 167 Dip 0	0.009	0.009	0.002	35	100
		Az 167 Dip -90	0.009	0.009	0.002	35	100
		Az 077 Dip 0	0.009	0.009	0.002	15	51
	Au	Az 167 Dip 0	0.0002	0.0002	0.0002	35	100
		Az 167 Dip -90	0.0002	0.0002	0.0002	35	100
		Az 077 Dip 0	0.0002	0.0002	0.0002	20	43

Figure 7-6 illustrates the grade distribution through a typical cross section in the Lismer's Ridge deposit.

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 7-6 Block Grade Distribution at Lismer's Ridge - Section 1965 SE

The estimated resources for the Lismer's Ridge zone for the varying categories at incremental cut-offs, are shown in the following Tables.

Table 7.4-3 Lismer's Ridge Deposit - Measured Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	4,418	0.062	0.357	0.981	0.101	0.023	1.338	1.400	8.8	50.7	139.3	198.8
0.5	4,418	0.062	0.357	0.981	0.101	0.023	1.338	1.400	8.8	50.7	139.3	198.8
0.6	4,418	0.062	0.357	0.981	0.101	0.023	1.338	1.400	8.8	50.7	139.3	198.8
0.7	4,411	0.062	0.357	0.982	0.101	0.023	1.339	1.401	8.8	50.6	139.2	198.6
0.8	4,362	0.062	0.359	0.987	0.101	0.023	1.345	1.407	8.7	50.3	138.4	197.4
0.9	4,257	0.063	0.361	0.996	0.102	0.023	1.357	1.420	8.6	49.5	136.3	194.3
1.0	3,976	0.064	0.368	1.018	0.104	0.024	1.385	1.449	8.1	47.0	130.1	185.3
1.1	3,500	0.065	0.378	1.052	0.107	0.024	1.431	1.496	7.4	42.5	118.4	168.3
1.2	2,897	0.068	0.391	1.098	0.110	0.024	1.489	1.557	6.3	36.4	102.3	145.0
1.3	2,244	0.070	0.407	1.152	0.114	0.024	1.559	1.629	5.0	29.3	83.1	117.5
1.4	1,569	0.073	0.428	1.222	0.118	0.025	1.650	1.723	3.7	21.6	61.7	86.9
1.5	1,063	0.076	0.452	1.296	0.122	0.025	1.748	1.824	2.6	15.4	44.3	62.3

Derry, Michener, Booth & Wahl Consultants Ltd.

Table 7.4-4 Lismer's Ridge Deposit - Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	9,936	0.043	0.237	0.606	0.078	0.020	0.844	0.887	13.8	75.8	193.7	283.3
0.5	9,771	0.043	0.239	0.611	0.078	0.020	0.850	0.894	13.6	75.0	192.0	280.7
0.6	9,003	0.044	0.245	0.630	0.079	0.021	0.875	0.919	12.9	70.8	182.4	266.1
0.7	7,439	0.046	0.255	0.667	0.082	0.021	0.922	0.968	11.1	61.0	159.4	231.5
0.8	5,462	0.049	0.268	0.715	0.087	0.022	0.984	1.033	8.6	47.1	125.6	181.3
0.9	3,560	0.052	0.285	0.770	0.090	0.023	1.055	1.107	5.9	32.6	88.2	126.7
1.0	2,140	0.054	0.302	0.824	0.092	0.023	1.127	1.180	3.7	20.8	56.7	81.2
1.1	1,139	0.055	0.319	0.878	0.095	0.024	1.198	1.253	2.0	11.7	32.2	45.9
1.2	492	0.056	0.338	0.929	0.097	0.025	1.267	1.323	0.9	5.3	14.7	20.9
1.3	106	0.062	0.362	0.990	0.104	0.028	1.353	1.414	0.2	1.2	3.4	4.8
1.4	13	0.065	0.385	1.049	0.112	0.033	1.434	1.500	0.0	0.2	0.5	0.6
1.5	2	0.073	0.410	1.097	0.120	0.025	1.507	1.580	0.0	0.0	0.1	0.1

Table 7.4-5 Lismer's Ridge Deposit - Measured and Indicated Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	14,355	0.049	0.274	0.722	0.085	0.021	0.996	1.045	22.6	126.5	333.0	482.1
0.5	14,190	0.049	0.276	0.726	0.085	0.021	1.002	1.051	22.5	125.7	331.3	479.5
0.6	13,422	0.050	0.282	0.746	0.086	0.021	1.027	1.078	21.7	121.5	321.7	465.0
0.7	11,850	0.052	0.293	0.784	0.089	0.022	1.077	1.129	19.9	111.7	298.6	430.2
0.8	9,824	0.055	0.308	0.836	0.093	0.023	1.144	1.199	17.4	97.4	263.9	378.7
0.9	7,817	0.058	0.327	0.893	0.096	0.023	1.220	1.278	14.6	82.1	224.5	321.1
1.0	6,116	0.060	0.345	0.950	0.100	0.023	1.295	1.355	11.9	67.8	186.8	266.5
1.1	4,639	0.063	0.364	1.010	0.104	0.024	1.373	1.437	9.4	54.3	150.6	214.3
1.2	3,388	0.066	0.384	1.074	0.108	0.024	1.457	1.523	7.2	41.8	116.9	165.9
1.3	2,350	0.070	0.405	1.145	0.113	0.024	1.550	1.619	5.3	30.6	86.5	122.3
1.4	1,583	0.073	0.428	1.220	0.118	0.025	1.648	1.721	3.7	21.8	62.1	87.6
1.5	1,065	0.076	0.452	1.295	0.122	0.025	1.747	1.823	2.6	15.5	44.4	62.4

Table 7.4-6 Lismer's Ridge - Inferred Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Pt+Pd	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	2,371	0.031	0.175	0.394	0.063	0.016	0.568	0.599	2.3	13.3	30.0	45.6
0.5	1,779	0.032	0.185	0.425	0.067	0.017	0.610	0.641	1.8	10.6	24.3	36.7
0.6	872	0.033	0.198	0.474	0.068	0.017	0.672	0.704	0.9	5.5	13.3	19.8
0.7	303	0.039	0.219	0.529	0.082	0.019	0.748	0.788	0.4	2.1	5.1	7.7
0.8	65	0.040	0.228	0.606	0.086	0.017	0.834	0.874	0.1	0.5	1.3	1.8
> 0.9	0

2.5

Varley Deposit

2.5.1

Geometry and Continuity

The Varley deposit lies southeast of the Lismer's Ridge deposit and is similar in geologic setting, mineralization and geometry. As of April 30, 2004, a total of 32 core holes were completed at Varley for 5,185 metres (Figure 3-5). They drill sites were initially located on

Derry, Michener, Booth & Wahl Consultants Ltd.

fences spaced approximately 100 metres apart with later fill-in drilling near the south end on a 50 metre spacing. Most drill sections consist of 2 holes.

The drilling has defined a continuous zone of low grade (+0.2 g/t Pt+Pd) mineralization extending for approximately 1450 metres near the steep contact between the gabbro breccia and the footwall intrusives. At around 5169000m North the trend of this contact veers from about 345o to 315o as it moves north. Drill holes intersected higher grade intervals on nearly all sections but their continuity along strike is uncertain.  A barren dyke was intersected by one drill hole at 5164575m North. For modeling purposes, the width of the dyke was assumed to be 20 metres.

The most consistent higher-grade section is located near the southern end of the zone and extends for approximately 300 metres along strike and as much as 150 metres vertically.

2.5.2

Statistics

No extreme outliers were present in the assay database within the gradeshell model.  Five metre down-hole composites were created from drill hole intercepts within the model constraints. Composite statistics are shown in Table 7.5-1.

Table 7.5-1 Statistics for Varley composites

Elem	n	min	max	Mean	Median	StdDev	Variance	Coef.Var
Au	248	0.002	0.195	0.031	0.021	0.031	0.001	1.020
Pt	248	0.015	1.277	0.177	0.117	0.189	0.036	1.069
Pd	248	0.019	3.826	0.457	0.288	0.552	0.304	1.206
Cu	248	0.005	0.238	0.049	0.039	0.036	0.001	0.727
Ni	248	0.002	0.038	0.013	0.011	0.007	0.000	0.524

Histograms of frequency distribution indicate that the populations for Pt and Pd are close to log-normal and exhibit no clear bimodality.

Figure 7-7 Log histograms for Pt and Pd - Varley Deposit

Modeling of global variograms for Pt, Pd resulted in nested spherical structures with the first range was between 20 and 30 metres and the second range between 60 and 78 metres.  It was not possible to model reasonable variograms along the main strike direction due to the wide drill hole spacing.

Derry, Michener, Booth & Wahl Consultants Ltd.

2.5.3

Varley Deposit Resource Estimate

An inferred mineral resource was estimated for the Varley deposit using the inverse distance cubed method.  Kriging was considered but due to the lack of reasonable directional variograms the parameters were deemed unreliable.

The resource is assigned to the inferred category for the following reasons:

  The drill hole spacing is inadequate to define a measured or indicated category

  The available topographic base does not match the surveyed drill collars

  The QA/QC was not available for the Varley phase VI program at the time of this report

The Varley deposit was modeled as two zones because there was a gap in the drill spacing exceeding 100 metres which corresponded to the change in direction of the zone. For the northern portion, an anisotropic search ellipse was used with the major axis trending 345o. For the southern portion the major axis was set at 315o.  In both cases the semi-major axis was vertical and the minor axis horizontal.  A minimum of 2 and maximum of 15 composites were required to interpolate a block. The maximum number of composites from a single drill hole was limited to 4.

Figure 7-8 illustrates the grade distribution through a typical cross section in the southern portion of the Varley deposit.

Derry, Michener, Booth & Wahl Consultants Ltd.

Figure 7-8 Varley Section 68340 N showing block grade distribution

The estimated inferred resources for the Varley Deposit at incremental cut-offs, is shown in Table 7.5-2.

Table 7.5-2 Varley Deposit - Inferred Resource

Cutoff	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
PGE	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
0.0	15,419	0.025	0.144	0.361	0.047	0.012	0.505	0.530	13	71	179	263
0.5	5,234	0.040	0.233	0.625	0.059	0.014	0.857	0.897	7	39	105	151
0.6	3,680	0.046	0.266	0.724	0.063	0.015	0.990	1.036	5	31	86	123
0.7	2,741	0.051	0.295	0.812	0.067	0.016	1.107	1.158	4	26	72	102
0.8	1,926	0.056	0.335	0.923	0.070	0.016	1.257	1.314	3	21	57	81
0.9	1,448	0.062	0.369	1.024	0.075	0.017	1.394	1.456	3	17	48	68
1.0	1,107	0.068	0.404	1.127	0.081	0.017	1.531	1.600	2	14	40	57
1.1	871	0.074	0.438	1.225	0.087	0.018	1.663	1.737	2	12	34	49
1.2	687	0.080	0.473	1.329	0.093	0.019	1.801	1.881	2	10	29	42
1.3	559	0.086	0.505	1.422	0.098	0.020	1.927	2.013	2	9	26	36
1.4	461	0.091	0.536	1.514	0.102	0.020	2.050	2.141	1	8	22	32
1.5	397	0.095	0.561	1.586	0.106	0.021	2.147	2.242	1	7	20	29

Derry, Michener, Booth & Wahl Consultants Ltd.

0.1

Resource Summary River Valley PGM Project

In situ, mineral resources in all categories, at a cut-off grade of 0.7 g/t Pd + Pt (PGE), on PFN's River Valley PGM project are summarized in Table 7.6-1. In the estimation no allowance has been made for the respective precious metal prices, or recoveries.

Table 7.6-1 Summary of In Situ Mineral Resources  - River Valley PGM Project

MEASURED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	2,623	0.080	0.428	1.327	0.12	0.02	1.755	1.835	6.8	36.1	111.9	154.8
Dana South	1,496	0.100	0.625	2.122	0.16	0.03	2.747	2.847	4.8	30.1	102.0	136.9
Dana Lake Total	4,119	0.088	0.499	1.616	0.13	0.02	2.115	2.203	11.6	66.1	214.0	291.8
Lismers Ridge	4,411	0.062	0.357	0.982	0.10	0.02	1.339	1.401	8.8	50.6	139.2	198.6
Total	8,530	0.074	0.426	1.288	0.12	0.02	1.714	1.788	20.4	116.8	353.2	490.4

INDICATED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	5,881	0.054	0.278	0.777	0.09	0.02	1.055	1.109	10.2	52.6	146.9	209.6
Dana South	3,516	0.071	0.380	1.229	0.11	0.02	1.609	1.680	8.0	42.9	138.9	189.9
Dana Lake Total	9,397	0.060	0.316	0.946	0.10	0.02	1.262	1.322	18.1	95.5	285.8	399.5
Lismers Ridge	7,439	0.046	0.255	0.667	0.08	0.02	0.922	0.968	11.1	61.0	159.4	231.5
Total	16,836	0.054	0.289	0.823	0.09	0.02	1.112	1.166	29.2	156.5	445.3	631.0

MEASURED + INDICATED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	8,504	0.062	0.324	0.947	0.10	0.02	1.271	1.333	17.0	88.6	258.8	364.4
Dana South	5,012	0.079	0.453	1.496	0.13	0.02	1.949	2.028	12.8	73.0	241.1	326.8
Dana Lake Total	13,516	0.068	0.372	1.150	0.11	0.02	1.522	1.590	29.7	161.6	499.7	691.1
Lismers Ridge	11,850	0.052	0.293	0.784	0.09	0.02	1.077	1.129	19.9	111.7	298.6	430.2
Total	25,366	0.061	0.335	0.979	0.10	0.02	1.314	1.375	49.7	273.2	798.3	1121.2

Derry, Michener, Booth & Wahl Consultants Ltd.

INFERRED CATEGORY
Mineral	Tonnes	Au	Pt	Pd	Cu	Ni	PGE	3E	Contained Ounces (000's)
Zone	000's	g/t	g/t	g/t	%	%	g/t	g/t	Au	Pt	Pd	3E
Dana North	41	0.035	0.209	0.559	0.07	0.02	0.769	0.803	0.0	0.3	0.7	1.1
Dana South	552	0.047	0.229	0.648	0.08	0.02	0.876	0.923	0.8	4.1	11.5	16.4
Dana Lake Total	592	0.046	0.227	0.642	0.08	0.02	0.869	0.915	0.9	4.3	12.2	17.4
Lismers Ridge	303	0.039	0.219	0.529	0.08	0.02	0.748	0.788	0.4	2.1	5.1	7.7
Varley	2,741	0.051	0.295	0.812	0.07	0.02	1.107	1.158	4.5	26.0	71.5	102.0
Total	3,636	0.049	0.278	0.760	0.07	0.02	1.038	1.087	5.7	32.5	88.9	127.1

Note: Numbers are rounded after weighted average and summary calculations

0.2

Conclusions

The in situ combined measured and indicated mineral resources equalling or exceeding a cut-off of 0.7g/t PGE are estimated to be 25.4 Million tonnes averaging 0.061 g/t Au, 0.355 g/t Pd and 0.979 g/t Pd  .An additional 3.6 million tonnes is classified as inferred and averages 0.049 g/t Au, 0.278 g/t Pt and 0.76 g/t Pd.

In addition to Au, Pt and Pd there are possible by-product credits in copper and nickel and rhodium.  Rhodium content could not be accurately estimated due to lack of analytical data. The results of the previous study (DMBW October 15/01) involving the analysis of partial assay information from 27 holes at Dana Lake suggested an average grade of between 0.03 and 0.04 g/t Rh.  No drill core from Lismer's Ridge was analyzed for rhodium.

Although the QC/QA sampling protocol used by PFN for the Phase VI program was less than rigorous, the QC/QA results presented in this report are satisfactory.  In the opinion of DMBW, the deficiencies of the PFN QC/QA procedures do not materially affect the Revised Mineral Resource Estimate.

Results from duplicate core sampling at Dana Lake and Lismer's Ridge demonstrate a significant inhomogeneous distribution of Pt, Pd and Au values within the mineralized zone. A precision error of +/-20% is indicated for both Pt and Pd at concentrations levels around 0.5 g/t Pt and 1 g/t Pd.

Derry, Michener, Booth & Wahl Consultants Ltd.

2

REFERENCES

Technical Reports

Bloom, L. (2004): Review of QC procedures and data for Pacific North West Capital Corp, May 5, 2004

Derry Michener Booth & Wahl Consultants Ltd. (2001), Review of Exploration Results, River Valley Property & Agnew Property, for Pacific North West Capital Corp. dated March 26, 2001.

Derry Michener Booth & Wahl Consultants Ltd. (2001): Mineral Resource Estimate of the Dana Lake & Lismer's Ridge Deposits on the River Valley PGM Project, Ontario for Pacific North West Capital Corp. dated October 15, 2001

Derry Michener Booth & Wahl Consultants Ltd. (2001): Addendum to Mineral Resource Estimate of the Dana Lake & Lismer's Ridge Deposits (October 15, 2001), dated November 5, 2001.

Derry Michener Booth & Wahl Consultants Ltd. (2001): Revised Mineral Resource Estimate Dana Lake & Lismer's Ridge Deposits (September 13, 2002), dated October 31, 2002.

Lyon, D. (2003): Quality Control Procedures: River Valley and Agnew Lake Exploration Programs, a private report for Pacific North West Capital Corp and Anglo Platinum, May 14, 2003

Luhta, E., Boyd, P., Raber, E., Tervo, N., Wieland, J., Sabo, N. and Botson, S.(2000): Metallurgical Feasibility Study on the Dana Lake PGE Area, River Valley, Ontario. 63p.

General

Blackwell, G. (1999): Relative Kriging Errors - A basis for Mineral Resource Classification, Expl. Min. Geol. v7, nos. 1 and 2, pp. 99-106.

Bloom, L. and Leaver, M. (2002): Using the Correct Control Limits, in Explore (AEG), Number 115, April 2002

Caughlin, B. (2003): Quality Control in Commercial Laboratories, in Workshop on Quality Control Methods in Mineral Exploration, The Association of Exploration Geochemists

Elliott, T. (2004):  Report on High Bias in Data for Analytical Solutions Ltd., May 11, 2004

Hoffman, E.L. and Dunn, B. (2002): Sample Preparation and Bulk Analytical Methods for PGE, in The Geology, Geochemistry, Mineralogy and Mineral Beneficiation of Platinum-Group Elements, Canadian Institute Mining Metallurgy, Spec. Vol. 5

Hrominchuk, J. (2000): Geology, Stratigraphy and Copper-Platinum Group Element Mineralization of the River Valley intrusion, Dana Township. (OGS Open File).

Hrominchuk, J.L.(2000)  Geology, Stratigraphy, Geochemistry, and Copper-Nickel-Platinum Group Element Mineralization in the River Valley Intrusion (OGS Open File).

Smee, B. (1998): Overview of Quality Control Procedures Required by Mineral Exploration Companies, in Workshop on Quality Control Methods in Mineral Exploration, The Association of Exploration Geochemists.

3

Derry, Michener, Booth & Wahl Consultants Ltd.

4

CERTIFICATES

2338 MARINE DRIVE WEST VANCOUVER, B.C. CANADA V7V 1K8 TELEPHONE: (604) 925-3726 FACSIMILE: (604) 925-3767 E-MAIL: dmbw@telus.net Ian S. Thompson, P.Eng President
DERRY, MICHENER, BOOTH & WAHL CONSULTANTS LTD.

CERTIFICATE OF AUTHOR

I, Ian S. Thompson, P.Eng, do hereby certify that:

1.

I am currently employed as an independent Consulting Geologist by:

Pacific North West Capital Corp. (PFN)

2303 West 41st Avenue

Vancouver, BC V6M 2A3

2.

I graduated with an Honours degree in Geological Sciences from the University of Toronto in 1959.  In addition, I took graduate courses in Economic Geology at that university in 1964.

3.

I am a Fellow of the Geological Association of Canada and of the Society of Economic Geologists. I am a Professional Engineer and a Member of the Association of Professional Engineers & Geoscientists of British Columbia and of the Professional Engineers of Ontario.

4.

I have worked as a geologist for a total of 45 years since my graduation from university.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6.

I am responsible for the preparation of all sections of the technical report entitled  "Revised Mineral Resource Estimate of the Dana Lake & Lismer's Ridge Deposits on the River Valley PGM Project, Ontario for Pacific North West Capital Corp. and dated June 10, 2004 (the "Technical Report").  I visited the River Valley property from August 26 -August 28, 2002.

Derry, Michener, Booth & Wahl Consultants Ltd.

 7.

I have had prior involvement with the properties that are the subject of the Technical Report.  The nature of my prior involvement involves the following three DMBW reports prepared for Pacific North West Capital Corp.

  Review of Exploration Results, River Valley Property and Agnew, March 26, 2001 (as of January 31, 2001 with revisions to March 22, 2001")

  Mineral Resource Estimate of the Dana Lake and Lismer's Ridge Deposits on the River Valley PGM Project, Ontario, October 15, 2001Revised Mineral

  Resource Estimate of the Dana Lake and Lismer's Ridge Deposits (Incorporating Phase V Drilling) on the River Valley PGM Project, Ontario, October 31, 2002.

8.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.

I am independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101.

10.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

11.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 10th day of June, 2004.

__________________________

Signature of Qualified Person

Ian S. Thompson, P.Eng
Consulting Geologist

Derry, Michener, Booth & Wahl Consultants Ltd.

1975 Stephens St. Vancouver, B.C. Canada V6K 4M7 Telephone: (604) 733-7970 Mobile: (604) 803-7470 E-mail: rgs@uniserve.com Ronald G. Simpson, P.Geol President

CERTIFICATE OF AUTHOR

I, Ronald G. Simpson, P.Geo, do hereby certify that:

1.

I am an Independent Consulting Geologist and a Qualified Person and was retained by DMBW to review the Phase VI drilling program and prepare updated resource estimations on the River Valley deposits for Pacific North West Capital Corp. (PFN).

2.

I graduated with an Honours Degree of Bachelor of Science in Geology from the University of British Columbia in 1975.

3.

I am registered as a Professional Geoscientist (No.19513) by the Association of Professional Engineers and Geoscientists of British Columbia and am a Fellow of the Geological Association of Canada.

4.

I have practiced my profession on a continuous basis for 29 years. For the past 16 years I have specialized in computer modeling and resource analysis.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6.

I am responsible for the preparation of sections 7 and 8 of the technical report entitled "Revised Mineral Resource Estimate, Dana Lake & Lismer's Ridge Deposits, River Valley PGM Project, Ontario for Pacific North West Capital Corp. and dated June 10, 2004 (the "Technical Report").  I have not visited the River Valley property.

7.

I have had prior involvement with the properties that are the subject of the Technical Report.  The nature of my prior involvement involves the following three DMBW reports prepared for Pacific North West Capital Corp.

  Review of Exploration Results, River Valley Property and Agnew, March 26, 2001 (as of January 31, 2001 with revisions to March 22, 2001")

Derry, Michener, Booth & Wahl Consultants Ltd.

  Mineral Resource Estimate of the Dana Lake and Lismer's Ridge Deposits on the River Valley PGM Project, Ontario, October 15, 2001Revised Mineral

  Resource Estimate of the Dana Lake and Lismer's Ridge Deposits (Incorporating Phase V Drilling) on the River Valley PGM Project, Ontario, October 31, 2002.

1.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

2.

I am independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101.

3.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

4.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 10th day of June, 2004.

__________________________

Signature of Qualified Person

Ronald G. Simpson, P.Geo
Consulting Geologist

Derry, Michener, Booth & Wahl Consultants Ltd.

DISCOVERY Consultants A Corporate Partnership	201 - 2928 29th Street Vernon, B.C. Canada V1T 5A6 Telephone: (250) 542-8960 Mobile: (604) 803-7470 Mail: P.O. Box 933 Vernon, B.C. V1T 6M8 E-mail: discover@junction.net

CERTIFICATE OF AUTHOR

I, William R. Gilmour, B.Sc., P. Geo., do hereby certify that:

1.

I am an Independent Consulting Geologist and a Qualified Person and was retained by Derry Michener Booth and Wahl Consultants Ltd. to review the quality control and quality assurance on the Phase VI drilling program.

2.

I graduated with a Bachelor of Science Degree (geology major) from the University of British Columbia in 1970.

3.

I am registered as a Professional Geoscientist (License # 19743) by the Association of Professional Engineers and Geoscientists of B.C.

4.

I have practiced my profession on a continuous basis for 34 years.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 434-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirement to be a "qualified person" for the purposes of NI 43-101.

6.

I am responsible for Section 4 of the Technical Report titled "Revised Mineral Resource Estimate, Dana Lake & Lismer's Ridge Deposits, River Valley PGM Project, Ontario, for Pacific North West Capital Corp.", and dated April 30, 2004.  I have not visited the River Valley property.

7.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

8.

I am independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101.

Derry, Michener, Booth & Wahl Consultants Ltd.

9.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

10.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 10th day of June, 2004.

__________________________

Signature of Qualified Person

William R. Gilmour, P.Geo
Consulting Geologist

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix A

PFN Standards, Round Robin Analysis
Figures 4.4 - 1 to - 18

Derry, Michener, Booth & Wahl Consultants Ltd.

RV28-A Standard, Pt
Round-Robin Analysis
300
250
200
150
100
Pt (ppb)
0
5
10
15
20
25
30
35
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-1

Derry, Michener, Booth & Wahl Consultants Ltd.

RV28-A Standard, Pd
Round-Robin Analysis

800
700
600
500
400
300
Pd (ppb)
0
5
10
15
20
25
30
35
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig. 4.4-2

Derry, Michener, Booth & Wahl Consultants Ltd.

RV28-A Standard, Au
Round-Robin Analysis
Au (ppb)
Individual Lab Assays
60
50
40
30
20
10
0
0
5
10
15
20
25
30
35
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-3a

Derry, Michener, Booth & Wahl Consultants Ltd.

RV28-A Standard, Au
Round-Robin Analysis

Au (ppb)
60
50
40
30
20
10
0
5
15
25
35
Individual Lab Assays
XRAL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-3b

Derry, Michener, Booth & Wahl Consultants Ltd.

DH29-01C Standard - Pt
Round Robin Analysis
Pt (ppb)
300
250
200
150
100
0
5
10
15
20
25
30
35
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
Individual Lab Assays
Fig 4.4-4a

Derry, Michener, Booth & Wahl Consultants Ltd.

DH29-01C Standard - Pt
Round Robin Analysis
300
250
200
150
100
Pt (ppb)
XRAL
IPL
ActLab
+2 SD
mean
-2 SD
0
5
10
15
20
25
30
35
Individual Lab Assays
Fig 4.4-4b

George Kesteven [GeorgeK@primewestenergy.com]

Derry, Michener, Booth & Wahl Consultants Ltd.

DH29-01C Standard - Pd
Round-Robin Analysis
Pd (ppb)
800
700
600
500
400
300
0
5
10
15
20
25
30
35
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-5a

DH29-01C Standard - Pd
Round-Robin Analysis
700
600
500
400
300
P(d ppb)
0
5
10
15
20
25
30
35
XRAL
IPL
ActLab
+2 SD
mean
-2 SD
Individual Lab Assays

Fig 4.4-5b

DH29-01C Standard, Au
Round-Robin Analysis
Au (ppb)
60
50
40
30
20
10
0
0
5
10
15
20
25
30
35
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
Individual Lab Assays
Fig. 4.4-6

Mid GR-A Standard, Pt
Round-Robin Analysis
500
400
300
200
Pt (ppb)
0
5
10
15
20
25
30
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-7

Mid GR-A Standard, Pd
Round-Robin Analysis
Pd (ppb)
1500
1400
1300
1200
1100
1000
900
800
0
5
10
15
20
25
30
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-8

Mid GR-A Standard, Au
Round Robin Analysis

90
80
70
60
50
40
30
20
10
Au (ppb)
0
5
10
15
20
25
30
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
Individual Lab Assays

Fig 4.4-9

DH48-A Standard, Pt
Round-Robin Analysis
Pt (ppb)
400
350
300
250
200
150
100
0
5
10
15
20
25
30
35
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
Individual Lab Assays
Fig 4.4-10

DH48-A Standard, Pd
Round-Robin Analysis
1000
900
800
700
600
500
P(d ppb)
0
5
10
15
20
25
30
35
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-11

DH48-A Standard, Au
Round-Robin Analysis
Au (ppb)
0
20
40
60
80
100
0
5
10
15
20
25
30
35
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD

Fig 4.4-12

NZ-2D Standard, Pt
Round-Robin Analysis
Pt (ppb)
2000
1800
1600
1400
1200
1000
0
5
10
15
20
25
30
35
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
Individual Lab Assays
Fig 4.4-13

NZ-2D Standard, Pd
Round-Robin Analysis
Pd (ppb)
Individual Lab Assays
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
6000
5500
5000
4500
4000
3500
3000
0
5
10
15
20
25
30
35
Fig 4.4-14

NZ-2D Standard, Au
Round-Robin Analysis
XRAL
IPL
TSL
ActLab
+2 SD
mean
-2 SD
Au (ppb)
400
350
300
250
200
150
0
5
10
15
20
25
30
35
Individual Lab Assays

Fig 4.4-15

NZ-2C Standard, Pt
Round-Robin Analysis
Pt (ppb)
2000
1750
1500
1250
1000
0
5
10
15
20
25
30
35
IPL
ActLab
Acme
Chimitec
+2 SD
mean
-2 SD
Individual Lab Assays
Fig 4.4-16

NZ-2C Standard, Pd
Round-Robin Analysis
Pd (ppb)
6000
5500
5000
4500
4000
3500
3000
0
5
10
15
20
25
30
35
Individual Lab Assays
IPL
ActLab
Acme
Chimitec
+2 SD
mean
-2 SD

Fig 4.4-17

NZ-2C Standard, Au
Round-Robin Analysis
Au (ppb)
450
400
350
300
250
200
150
100
0
5
10
15
20
25
30
35
Individual Lab Assays
IPL
ActLab
Acme
Chimitec
+2 SD
mean
-2 SD
Fig 4.4-18

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix B

PFN Standards, Sample Sequence Plots

Figures 4.4 - 19 to - 36

Derry, Michener, Booth & Wahl Consultants Ltd.

RV28-A Standard, Pt
n= 292
Pt
+2 SD
mean
-2 SD
Pt (ppb)
300
250
200
150
100
0
50
100
150
200
250
300
Sample Sequence --->
Fig. 4.4-19

RV28-A Standard, Pd
n= 292
Pd (ppb)
800
700
600
500
400
300
0
50
100
150
200
250
300
Sample Sequence --->
Pd
+2 SD
mean
-2 SD

Fig. 4.4-20

RV28-A Standard, Au
n= 292
Au (ppb)
Sample Sequence --->
Au
+2 SD
mean
-2 SD
0
10
20
30
40
50
60
0
50
100
150
200
250
300
Fig. 4.4-21

DH29-01C Standard, Pt
n= 25
Pt (ppb)
300
250
200
150
100
0
5
10
15
20
25
30
Pt
+2 SD
mean
-2 SD
Sample Sequence --->

Fig. 4.4-22

DH29-01C Standard, Pd
n= 25
Pd (ppb)
800
700
600
500
400
300
0
5
10
15
20
25
30
Pd
+2 SD
mean
-2 SD
Sample Sequence --->

Fig. 4.4-23

DH29-01C Standard, Au
n= 25
Au (ppb)
0
10
20
30
40
50
60
0
5
10
15
20
25
30
Sample Sequence --->
Au
+2 SD
mean
-2 SD

Fig. 4.4-24

MID-GRADE Standard, Pt
n= 280
Pt (ppb)
500
450
400
350
300
250
200
0
50
100
150
200
250
300
Sample Sequence --->
Pt
+2 SD
mean
-2 SD
Fig. 4.4-25

# MID-GRADE Standard, Pd
n= 280

Pd (ppb)
1500
1400
1300
1200
1100
1000
900
800
0
50
100
150
200
250
300
Sample Sequence --->
Pd
+2 SD
mean
-2 SD

Fig. 4.4-26

MID-GRADE Standard, Au
n= 280
Au (ppb)
100
90
80
70
60
50
40
30
20
10
0
0
50
100
150
200
250
300
Sample Sequence --->
Au
+2 SD
mean
-2 SD

Fig. 4.4-27

DH48-A Standard, Pt
n= 42
Pt (ppb)
400
350
300
250
200
150
100
0
5
10
15
20
25
30
35
40
45
50
Sample Sequence --->
Pt
+2 SD
mean
-2 SD

Fig. 4.4-28

DH48-A Standard, Pd
n= 42
Pd (ppb)
1000
900
800
700
600
500
0
5
10
15
20
25
30
35
40
45
50
Pd
+2 SD
mean
-2 SD
Sample Sequence --->

Fig. 4.4-29

DH48-A Standard, Au
n= 42
100
90
80
70
60
50
40
30
20
10
0
A(ppb)
0
5
10
15
20
25
30
35
40
45
50
Sample Sequence --->
Au
+2 SD
mean
-2 SD

Fig. 4.4-30

NZ-2D Standard, Pt
n= 286
2000
1900
1800
1700
1600
1500
1400
1300
1200
1100
1000
Pt (ppb)
0
50
100
150
200
250
300
Sample Sequence --->
Pt
+2 SD
mean
-2 SD
Fig. 4.4-31

NZ-2D Standard, Pd
n= 286
Pd (ppb)
6000
5500
5000
4500
4000
3500
3000
0
50
100
150
200
250
300
Sample Sequence --->
Pd
+2 SD
mean
-2 SD

Fig. 4.4-32

NZ-2D Standard, Au
n= 286
Au (ppb)
400
350
300
250
200
150
100
0
50
100
150
200
250
300
Au
+2 SD
mean
-2 SD
Sample Sequence --->

Fig. 4.4-33

NZ-2C Standard, Pt
n= 20
2000
1900
1800
1700
1600
1500
1400
1300
1200
1100
1000
Pt (ppb)
0
5
10
15
20
Sample Sequence --->
Pt
+2 SD
mean
-2 SD
Fig. 4.4-34

NZ-2C Standard, Pd
n= 20
Pd (ppb)
6000
5500
5000
4500
4000
3500
3000
0
5
10
15
20
Sample Sequence --->
Pd
+2 SD
mean
-2 SD
Fig. 4.4-35

NZ-2C Standard, Au
n= 20
Au (ppb)
400
350
300
250
200
150
0
5
10
15
20
Au
+2 SD
mean
-2 SD
Sample Sequence --->
Fig. 4.4-36

Appendix C

XRAL Standards, Sample Sequence Plots Figures 4.4 - 37 to - 48

PG105 Standard - XRAL, Pt
n= 97
150
125
100
75
50
25
0
Pt (ppb)
0
20
40
60
80
100
Sample Sequence --->
Fig. 4.4-37

PG105 Standard - XRAL, Pd
n= 97
Pd (ppb)
150
125
100
75
50
25
0
0
20
40
60
80
100
Sample Sequence --->
Fig 4.4-38

PG105 Standard - XRAL, Au
n= 97
Au (ppb)
80
60
40
20
0
0
25
50
75
100
Sample Sequence --->
Fig 4.4-39

PG106 Standard - XRAL, Pt
n= 67
Pt (ppb)
200
175
150
125
100
75
50
25
0
0
25
50
75
Sample Sequence --->
Fig. 4.4-40

PG106 Standard - XRAL, Pd
n= 67
Pd (ppb)
200
175
150
125
100
75
50
25
0
0
25
50
75
Sample Sequence --->
Fig. 4.4-41

PG106 Standard - XRAL, Au
n= 67
80
60
40
20
0
Au (ppb)
0
25
50
75
Sample Sequence --->

Fig. 4.4-42

WPR1 Standard - XRAL, Pt
n= 328
Pt ppb)
400
300
200
100
0
0
50
100
150
200
250
300
350
Sample Sequence --->
Fig. 4.4-43

WPR1 Standard - XRAL, Pd
n= 328

400
300
200
100
0
Pd (ppb)
0
50
100
150
200
250
300
350
Sample Sequence --->

Fig. 4.4-44

WPR1 Standard - XRAL, Au
n= 328
Au (ppb)
75
50
25
0
0
50
100
150
200
250
300
350
Sample Sequence -->
Fig. 4.4-45

WMG1 Standard - XRAL, Pt
n= 365
Pt ppb
0
250
500
750
1000
0
50
100
150
200
250
300
350
Sample Sequence --->
Fig. 4.4-46

Derry, Michener, Booth & Wahl Consultants Ltd.

WMG1 Standard - XRAL, Pd
n= 365
Pd (ppb)
600
500
400
300
200
100
0
0
50
100
150
200
250
300
350
Sample Sequence --->
Fig. 4.4-47

WMG1 Standard - XRAL, Au
n= 365
250
200
150
100
50
0
Au (ppb)
0
50
100
150
200
250
300
350
Sample Sequence --->

Fig. 4.4-48

Appendix D

Blank Samples, Sample Sequence Plots

Figures 4.5 - 1 to - 6

Derry, Michener, Booth & Wahl Consultants Ltd.

SS-4 Blank, Pt
n= 1,233
80
60
40
20
0
Pt (ppb)
Pt
0
250
500
750
1000
1250
Sample Sequence --->
Fig. 4.5-1

SS-4 Blank, Pd
n= 1,233

Pd (ppb)
80
60
40
20
0
0
250
500
750
1000
1250
Pd
Sample Sequence --->

Fig. 4.5-2

SS-4 Blank, Au
n= 1,232
Au (ppb)
Au
60
40
20
0
0
250
500
750
1000
1250
Sample Sequence --->
Fig. 4.5-3

XRAL Blank, Pt
n=1,286
30
20
10
0
Pt (ppb)
Pt
0
250
500
750
1000
1250
Sample Sequence --->

Fig. 4.5-4

XRAL Blank, Pd
n=1,286
20
15
10
5
0
Pd (ppb)
0
250
500
750
1000
1250
Pd
Sample Sequence -->

Fig. 4.5-5

XRAL Blank, Au
n=1,286
Au (ppb)
20
15
10
5
0
Au
0
250
500
750
1000
1250
Sample Sequence --->
Fig. 4.5-6

Appendix E

Duplicate Core & Pulp Samples, Thompson-Howarth Plots

Figures 4.6 - 1 to - 6

Derry, Michener, Booth & Wahl Consultants Ltd.

Core Duplicate, Pt
Thompson-Howarth Plot, n= 259
precision (%)
120
100
80
60
40
20
0
0.0
0.5
1.0
1.5
2.0
Pt (g/t)
Fig. 4.6-1

Core Duplicate, Pd
Thompson-Howarth Plot, n= 259
precision (%)
120
100
80
60
40
20
0
0.0
1.0
2.0
3.0
4.0
5.0
Pd (g/t)

Fig. 4.6-2

Core Duplicate, Au
Thompson-Howarth Plot, n= 259

precision (%)
120
100
80
60
40
20
0
0.0
0.1
0.2
0.3
0.4
0.5
Au (g/t)

Fig. 4.6-3

Pulp Duplicate, Pt
Thompson-Howarth Plot, n= 2298
Precision (%)
30
20
10
0
0
1
2
3
4
5
Pt (g/t)

Fig. 4.6-4

Pulp Duplicates, Pd
Thompson-Howarth Plot, n= 2298
30
20
10
0
Precision (%)
0
1
2
3
4
5
Pd (g/t)

Fig. 4.6-5

Pulp Duplicates, Au
Thompson-Howarth Plot, n= 2298
Precision (%)
30
20
10
0
0
0.1
0.2
0.3
0.4
0.5
Au (g/t)

Fig. 4.6-6

Appendix F

Inter-Laboratory Check Analysis, Thompson-Howarth Plots

Figures 4.7 - 1 to - 9

XRAL vs ActLab, Pt
Thompson-Howarth Plot, n= 1156
Precision (%)
20
15
10
5
0
0
1
2
3
4
5
Pt (g/t)

Fig. 4.7-1

XRAL vs ActLab, Pd
Thompson-Howarth Plot, n= 1156
Precision (%)
0
5
10
15
20
0
1
2
3
4
5
Pd (g/t)
Fig. 4.7-2

XRAL vs ActLab, Au
Thompson-Howarth Plot, n= 1156
Precision (%)
30
25
20
15
10
5
0
0
200
400
600
800
1000
Au (ppb)

Fig. 4.7-3

XRAL vs Chemex, Pt
Thompson-Howarth Plot, n= 1158
Precision (%)
20
15
10
5
0
0
1
2
3
4
5
Pt (g/t)
Fig. 4.7-4

XRAL vs Chemex, Pd
Thompson-Howarth Plot, n= 1158
Precision (%)
20
15
10
5
0
0
1
2
3
4
5
Pd (g/t)

Fig. 4.7-5

XRAL vs Chemex, Au
Thompson-Howarth Plot, n= 1157

30
25
20
15
10
5
0
Precision (%)
0
200
400
600
800
1000
Au (ppb)

Fig. 4.7-6

Chemex Pulp Duplicates, Pt
Thompson-Howarth Plot, n= 81
Precision (%)
20
15
10
5
0
0
1
2
3
4
5
Pt (g/t)

Fig. 4.7-7

Chemex Pulp Duplicates, Pd
Thompson-Howarth Plot, n= 81
20
15
10
5
0
Precision (%)
0
1
2
3
4
5
Pd (g/t)
Fig. 4.7-8

Chemex Pulp Duplicates, Au
Thompson-Howarth Plot, n= 81
20
15
10
5
0
Precision (%)
0
100
200
300
400
500
Au (ppb)

Fig 4.7-9

Derry, Michener, Booth & Wahl Consultants Ltd.

Page #

Derry, Michener, Booth & Wahl Consultants Ltd.

George

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix B

PFN Standards, Sample Sequence Plots

Figures 4.4 - 19 to - 36

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix C

XRAL Standards, Sample Sequence Plots Figures 4.4 - 37 to - 48

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix D

Blank Samples, Sample Sequence Plots

Figures 4.5 - 1 to - 6

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix E

Duplicate Core & Pulp Samples, Thompson-Howarth Plots

Figures 4.6 - 1 to - 6

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Derry, Michener, Booth & Wahl Consultants Ltd.

Appendix F

Inter-Laboratory Check Analysis, Thompson-Howarth Plots

Figures 4.7 - 1 to - 9